BUSINESS VALUATION AND FINANCIAL ADVISORY SERVICES
CRONKITE & KISSELL

November 15, 2001


Marilyn A. Schroeder
Chief Financial Officer
The Coeur d'Alenes Company
3900 East Broadway I
Spokane, WA 99202

Dear Ms. Schroeder:

At your request, we have appraised the fair market value of the common stock of The Coeur d'Alenes Company ("Coeur d'Alenes" or the "Company") as of August 31, 2001.

It is our understanding that you are contemplating a reverse stock split that would reduce outstanding shares and result in the buy-out of approximately 300 to 400 minority shareholders. Your objective is to effect the buy-out on the
basis of a fair market value assessment by an             independent
valuation firm.

The term "fair market value," as used herein, is defined as the price at which an asset would change hands between a willing buyer and a willing seller when the former is not under any compulsion to buy and the latter is not under any compulsion to sell, and both parties are able, as well as willing, to trade and are well-informed about the asset and the market for that asset.

It is the understanding of Cronkite & Kissell, upon which it is relying, that the Company' s Board of Directors and any other recipient of the appraisal will consult with and rely solely upon their own legal counsel with respect to said definitions. No representation is made herein, or directly or directly by the appraisal, as to any legal matter or as to the sufficiency of said definitions for any purpose other than setting forth the scope of Cronkite & Kissell's appraisal hereunder.

In connection with this appraisal, we have made such reviews, analyses and inquiries as we have deemed necessary and appropriate under the circumstances. Among other things, we have:

     1. met with certain members of the senior management of the Company to discuss the operations, financial condition, future prospects and projected operations and performance of the Company;

     2. reviewed the Company's internally-prepared financial statements for the eleven months ended August 25, 2000 and 2001 and the audited financial statements for the five fiscal years ended September 30, 2000;

     3. reviewed publicly available financial data for certain companies that we deem comparable to the Company; and

     4. conducted such other studies, analyses and inquiries as we have deemed appropriate.


We have relied upon and assumed, without independent verification, that there has been no material change in the assets, financial condition, business or prospects of the Company since the date of the most recent financial statements made available to us.

We have not independently verified the accuracy and completeness of the information supplied to us with respect to the Company and do not assume any responsibility with respect to it. We have not made any physical inspection or independent appraisal of any of the properties or assets of the Company.

All valuation methodologies that estimate the worth of an enterprise as a going-concern are predicated on numerous assumptions pertaining to prospective economic and operating conditions. Our opinion is necessarily based on business, economic, market and other conditions as they exist and can be evaluated by us as of the valuation date. Unanticipated events and circumstances may occur and actual results may vary from those assumed. The variations may be material.

Based upon the investigation, premises, provisos, and analyses outlined above, it is our opinion that, as of August 31, 2001, the fair market value of the common stock of Coeur d'Alenes on an aggregate minority interest basis is reasonably stated in the amount of FOUR HUNDRED FORTY FOUR THOUSAND DOLLARS ($444,000) or approximately $.08 per share based on 5,340,804 common shares issued and outstanding.

The accompanying exhibits more fully present the premises, analyses and logic upon which the opinion is founded. The abbreviated format of the appraisal may not conform to specific guidelines set forth in the Uniform Standards of Professional Appraisal Practice (U.S.P.A.P.) pertaining only to the narrative content of reports. Nonetheless, our work files contain all necessary analyses and documentation to prepare a conforming narrative report, if so requested, and our work product is otherwise in compliance with applicable standards of U. S.P.A.P. Before relying upon the appraisal, the accompanying documentation and exhibits should be read and analyzed in their entirety.

CRONKITE & KISSELL Cronkite & Kissell

Attachments

                         www.ckvalue.com
              Tel: 3I0.284.3131 Fax: 3I0.362.8886
 1888 Century Park East, Suite 1900   Los Angeles, California 90067





LIMITING FACTORS AND OTHER ASSUMPTIONS


In accordance with recognized professional ethics, the professional fee for this service is not contingent upon Cronkite & Kissell's conclusion of value, and neither Cronkite & Kissell nor any of its employees has a present or intended financial interest in the Company.

The opinion of value expressed herein is valid only for the stated purpose and date of the letter.

The conclusions are based upon the assumption that present management would continue to maintain the character and integrity of the enterprise through any sale, reorganization, or diminution of the owners' participation.

This letter and the conclusions arrived at herein are for the exclusive use of the Company. Furthermore, the letter and conclusions are not intended by the author, and should not be construed by the reader, to be investment advice in any manner whatsoever. The conclusions reached herein represent the considered opinion of Cronkite & Kissell based upon information furnished to it by the Company and other sources. The extent to which the conclusions and valuations arrived at herein should be relied upon, should be governed and weighted accordingly.

No opinion, counsel or interpretation is intended in matters that require legal or other appropriate professional advice. It is assumed that such opinions, counsel or interpretations have been or will be obtained from the appropriate professional sources.



CERTIFICATION

The undersigned hereby certifies that we have no present or contemplated future interest in the property that is the subject of this opinion and have no personal interest or bias with respect to the parties involved; neither our employment nor our compensation in connection with this with this opinion is in any way contingent upon the conclusions reached or values estimated and reflects our personal, unbiased professional judgment; this appraisal has been prepared in conformance with the "Uniform Standards of Professional Appraisal Practice" except as noted herein; no person or persons other than those acknowledged below contributed significant professional assistance to the undersigned.


Review Appraiser:

Dave Kissell, ASA

Contributing Appraiser:

Helena Nam Reich, ASA


The Coeur d'Alenes Company
Index of Exhibits


Exhibit Number                                                Exhibit Name
Exhibit 1                                                Valuation Summary
Exhibit 2                                     Historical Income Statements
Exhibit 2 (cont.)                                Historical Balance Sheets
Exhibit 2 (cont.)                                Historical Ratio Analysis
Exhibit 2 (cont.)                         Representative Earnings Analysis

Exhibit 3                               Description of Guideline Companies

Exhibit 4                     Financial Statements for Guideline Companies
Exhibit 4 (cont.)                                            Risk Analysis
Exhibit 4 (cont.)                                           Ratio Analysis

Exhibit 5      Market Approach - Guideline Public Companies Method Summary
Exhibit 5 (cont.)                                                   Graphs

Exhibit 6    Income Approach - Capitalization ofDebt-Free Cash Flow Method
Exhibit 7                              Cash Free Debt Free Working Capital
Exhibit 8                                 Weighted Average Cost of Capital
Exhibit 9               Premium for Control / Discount for Lack of Control
Exhibit 10                              Discount for Lack of Marketability


















The Coeur d'Alenes Company
Exhibit 1



Valuation Summary


                                                Indicated Weight Weighted

                                                  Value   Factor  Value


Market Approach P


  Guideline Public Companies Method (a)         $ 740,000 50,0% $ 370,000

Income Approach

  Capitalization of Debt-Free
  Cash Flow Method (b)                          $ 790,000 50.0% $ 395,000


Indicated Value of Equity, Controlling
Interest Basis (rounded)                                        $ 765,000


Shares Outstanding                                              5,340,804


Indicated Value of Equity, Per Share,
Controlling Interest Basis                                          $0.14

Less: Minority Interest Discount @   17% (c)                        (0.02)

Indicated Value of Equity, Per Share,
Minority Marketable Basis                                    $       0.12

Less: Lack of Marketability Discount @   30% (d)                    (0.04)

Concluded Value of Equity, Per Share,
Minority Non-Marketable Basis (rounded)                      $       0.08


Note:
(a) See Exhibit 5.
(b) See Exhibit 6.
(c)   Per empirical studies quantifying the discount for lack of control (see
Exhibit 9).
(d) Per empirical studies quantifying the discount for lack of marketability (see Exhibit 10).














The Coeur d'Alenes Company
Exhibit 2

Historical Financial Statements *


Income Statements  Dollars rounded to nearest thousand
  12MM          FYE          FYE           FYE           FYE         FYE
 25-Aug-01    30-Sep-00  25-Sep-99      26-Sep-98     27-Sep-97   28-Sep-96

Net Sales
$12,804 100% $12,700 100% $12,248 100% $14,368 lOO% S12,859 100 S12,499 100%

Cost Of Sales
  9,252  72%   9.046  71%   8.958  73%  10,721  75%   9,498  74%  8,982  72%

Gross Profit on Sales
  3,552  28%   3,654  29%   3,290  27%   3,647  29%   3,361  26%  3,517  28%

SG & A
  3,079  24%   2,990  24%   2,696  22%   2,827  20%   2,813  22%  2,905  23%

Operating Income
    473   4%     664   5%     594   5%     820   6%     548   4%    612   5%

Other Income (Expenses)
     51   6%      66   1%      87   1%      62   0%     133   1%    168   1%

EBITDA
    524   4%     730   5%     680   6%     882   6%     681   5%    780   6%

Depreciation & Amortization
    300   2%     247   2%     230   2%     219   2%     200   2%    148   1%

EBIT
    225   2%     482   4%     450   4%     663   5%     482   4%    632   5%

Interest Expense
    268   2%     253   2%     248   2%     302   2%     301   2%    209   2%

Earnings Before Taxes
    (44) -0%     230   2%     202   2%     362   3%     181   1%    423   3%

Provision For Taxes
    (26) -0%      75   1%      60   1%     110   1%      55   0%    133   1%

Net Income
   (S18) -0%    S155   1%    S142   1%    S251   2%    S126   1%   $290   2%


Notes:
 + Source of Data: Management of Company














The Coeur d'Alenes Company
Exhibit 2 (Cent.)

Historical Financial Statements *    All dollars given in thousands
Balance Sheet

Assets
  Cash
   ($7) -0%     $116  2%      $32  1%      $39  1%      $89   1%    $67   1%

  Accounts Receivable
 1,177  17%    1,227 16%    1,019  15%   1,417 19%    1,241  17%  1,182  16%

  Inventories
 1,956  29%    2.681 34%    2,464  35%   2,553 34%    2,343  33%  2.789  38%

  Deferred Income Tax
    65   1        65   1%      65   1%      56  1%       46   1%     70   1%

  Other Current Assets
    24   0%        O   O%      21   0%       O  0%       24   0%      O   O%

  Total Current Assets
 3,215  47%    4,088  52%   3,602  51%   4,066 54%    3,743  52%  4,109  57%

  Gross Property, Plant 8t Equip.
 5,719  84%    5,631  71%   5,056  72%   4,896  65%   4,736  66%  5,333  74%

  Accumulated Depreciation
(2,170) -32%  (1.909)-24%  (1.715) -25% (1,539)-21%  (1,400)-20% (2,235)-31%

  Net Property, Plant Bt Equip.
 3,549   52%   3,722  47%   3,3416  48%  3,357  45%   3,335  47%  3.098  43%

  Other Assets
    42    1%      82   1%       68   1%     72   1%      73   1%     51   1%

Total Assets
S6,806  1OO%  $1,892 100%   S7,011 100% S7,495 100%  S7,152 100% $7,258 100%

Liabilities and Shareholders' Equity

  Current Portion Of Long-Term Debt
  $269    4%    $830  11%     S660   9%   $978  13%    $937  13%  $939   13%
  Accounts Payable
   783   12%     866  11%      540   8%    586   8%     614   9% 1,046   14%
  Accrued Liabilities
   212    3%     328   4%      297   4%    401   5%     308   4%   486    7%
  Other Current Liabilities
     0    0%       0   0%        0   0%      0   0%       O   0%     O    0%
  Total Current Liabilities
 1,264   19%   2,023  26%    1,497  21%  1,964  26%   1,858  26% 2,472   34%
  Long-Term Debt
 2,242   33%   2,437  31%    2,266  32%  2,456  33%   2,522  35% 2,159   30%
  Other Long-Term Liabilities
   184    3%     184   2%      156   2%    120   2%      65   1%    44    1%
  Total Liabilities
 3,691   54%   4,645  59%    3,920  56%  4,540  61%   4,445  62% 4,676   64%

Shareholders'Equity

 Preferred Stock
     0    0%       O    0%       O   0%      O   0%       O    0%    O    0%




 Common Stock
 1,175   17%   1,186   15%   1,186  17%  1,186  16%  1,186   17% 1,186   16%
 Additional Paid In Capital
     O    0%       O    0%       O   0%      O   0%      O    0%     O    0%
 Retained Earnings
 1,940   29%   2,072   26%   1,917  27%  1,775  24%  1,524   21% 1,399   19%
 Treasury Stock
     O    0%      11    0%       9   0%      6   0%      4    0%     4    0%
 Total Shareholders' Equity
 3,115   46%   3,247   41%   3,094  44%  2,955  39%  2,707   38% 2,581   36%
 Total Liab. & Shareholders' Equity
$6,806  100%  $7,892  100%  S7,014 100% S7,495 100% $7,152  100% S7,258 100%

Notes:

* Source of Data: Management of Company



The Coeur d'Alenes Company
Exhibit 2 (Cont.)


Historical Ratio Analysis


 25-Aug-01   30-Sep-00   25-Sep-99   26-Sep-98   27-Sep-97  28-Sep-96
Size:
 Sales
$12,804,360 $12,699,921 $12,247,613 $14,368,061 $12,858,765 $12,498,993
 EBITDA
   $524,480    $729,519    $680,137    $882,368    $681,244    $779,689
 EBIT
   $224,782    $482,466    $450,136    $663,328    $481,505    $632,026
 Total Assets
 $6,805,628  $7,891,729  S7,010,980  $7,495,192  $7,151,955  $7,257,623

Liquidity

 Debt-Free Current Ratio
       3.23        3.42        4.30        4.12        4.06       2.68
 Debt-Free Quick Ratio
       1.18        1.12        1.26        1.48        1.44       0.82
 Accounts Rec. Turnover (Days)
      33.55       35.26       30.37       36.00       35.23      34.51
 Accounts Payable Turnover (Days)
      30.90       34.92       22.01       19.94       23.58      42.53
 Inventory Turnover (Days)
      77.17      108.16      100.41       86.93       90.03     113.32
 Debt-Free Working Capital / Sales
      17.3%       22.8%       22.6%       21.4%       21.9%      20.6%
 Interest Coverage Ratio
       0.84        1.91        1.82        2.20        1.60       3.02


Financial Leverage:

 Total Liabilities / Total Assets
       54.2%       58.9%      55.90%      60.6%        62.2%      64.4%

Asset Utilization:
 Sales/ Receivables
      10.88        10.35      12.02       10.14        10.36      10.58
 Sales / Net Fixed Assets
      3.61          3.41       3.67        4.28         3.86       4.04
 Sales! Total Assets
      1.88          1.61       1.75        1.92         1.80       1.72
Margins:

 Gross Margin
     27.7%         28.8%      26.9%       25.4%        26.1%      28.1%
 EBITDA
      4.1%          5.7%       5.6%        6.1%         5.3%       6.2%
 EBTDA
      2.0%          3.8%       3.5%        4.0%         3.0%       4.6%
 EBIT
      1.8%          3.8%       3.7%        4.6%         3.7%       5.1%
 EBT
     -0.3%          1.8%       1.7%        2.5%         1.4%       3.4%
 Net Profit
     -0.1%          1.2%       1.2%        1.7%         1.0%       2.3%

Return On Investment

 EBITDA / (Book Equity + Debt)
      9.3%         11.2%      11.3%       13.8%        11.0%      13.7%
 EBIT / (Book Equity + Debt)
      4.0%          7.4%       7.5%       10.4%         7.8%      11.1%
 EBTDAI Book Equity
      8.2%         14.7%      14.0%       19.6%        14.0%      22.1%
 EBT / Book Equity
     -1.4%          7.1%       6.5%       12.2%         6.7%      16.4%
 EBITDAI Total Assets
      7.7%          9.2%       9.7%       11.8%         9.5%      10.7%
 EBITI Total Assets
      3.3%          6.1%       6.4%        8.9%         6.7%       8.7%


Annual Growth:
  Sales
      0.8%          3.7%     -14.8%       11.7%         2.9%        NA
  EBITDA
    -28.1%          7.3%     -22.9%       29.5%       -12.6%        NA
  EBIT
    -53.4%          7.2%     -32.1%       37.8%       -23.8%        NA




The Coeur d'Alenes Company
Exhibit 2 (Cent.)


Representative Earnings Analysis

    LTM                          Historical Fiscal Years Ended

 25-Aug-01   30-Sep-00   25-Sep-99   26-Sep-98   27-Sep-97   28-Sep-96
Sales
$12,804,360 $12,699,921 $12,247,613 $14,368,061 $12,858,765 $12,498,993

EBITDA
    524.480     729,519     680,137     882,368     681,244     779,689

Addback: Actual Officer's Compensation
Less: Market OfIicers's Compensation

Adjusted EBITDA
    524.480     729,519     680,137     882,368     681,244     779,689

Adjusted EBITDA as a % of Sales
      4.1%        5.7%        5.6%        6.1%        5.3%        6.2%


Less: Depreciation and Amortization Expense
  (299,698)   (247,053)   (230,001)   (219,040)   (199,739)   (147,663)

Adjusted EBIT
  $224,782 1  $482,466    $450,136    $663,328    $481,505    $632,026

Adjusted EBIT as a % of Sales

     1.8%        3.8%        3.7%        4.6%        3.7%        5.1%

  Representative Adjusted EBIT Margin            4.0%



The Coeur d'Alenes Company
Exhibit 3

Description of Guideline Companies

A.M. Castle & Co.

A. M. Castle & Co. is a metals service center company. The company provides a complete range of inventories as well as preprocessing services to a wide variety of customers. The company's business activities fall into one identifiable core business segment as approximately 91% of all revenues are derived from the distribution of its specialty metals products. These products are purchased, warehoused, processed and sold using essentially the same systems, facilities, sales force and distribution network. Since 1998, sales mix of the company's core business came from Carbon and Stainless and Non-Ferrous Metals. These metals are inventoried in many forms, including round, hexagon, square and flat bars; plates; tubing; shapes, and sheet and coil.

Friedman Industries. Incorporated

Friedman Industries, Incorporated, is in the steel processing and distribution business. The company has two product groups: coil processing and tubular products. For coil processing, the company purchases domestic and foreign hot-rolled steel coils, processes the coils into steel sheet and plate and sells these products on a wholesale, rapid-delivery basis in competition with steel mills, importers and steel service centers. The company also processes customer-owned coils on a fee basis. Through its Texas Tubular Products operation in Lone Star, Texas, the company purchases, processes, manufactures and markets tubular products.

Metals USG Inc.

Metals USA, Inc. is engaged in the value-added proceSsing and distribution of steel, aluminum and specialty metals, as well as manufacturing metal components. During 1998, the company organized into four product groups: Plates and Shapes, Flat Rolled, Specialty Metals and Building Products. In early 2001, the company announced a change in the organization to improve operational efficiencies and reduce administrative costs, which resulted in a reduction in the number of product groups to three. The Flat Rolled Group will expand to include all flat rolled processing operations of specialty metals and carbon steel in a single business unit. Similarly, the non-flat rolled operations of the former Specialty Metals Group will be included in an expanded Plates and Shapes Group.

Olympic Steel, Inc.

Olympic Steel, Inc. is a North American steel service center specializing in processing and distribution of large volumes of carbon, coated carbon and stainless steel, flat-rolled sheet, coil and plate, and tubular steel products from 13 facilities in eight Midwestern and eastern states. The company also participates in two joint ventures in Michigan. Olympic

The Coeur d'Alenes Company
Exhibit 3 (Cent.)

Steel operates as an intermediary between steel producers and manufacturers that require processed steel for their operations. The company purchases flat-rolled steel, typically from steel producers, and responds to its customers, needs by processing steel to customer specifications and by providing critical inventory and just-in-time delivery services. Services include both traditional service center processes of cutting-to-length, slitting, shearing and roll forming and higher value-added processes of blanking, tempering, plate burning, laser welding and precision machining of steel parts.

Reliance Steel & Aluminum Co


Reliance Steel C Aluminum Co is one of the largest metals service center companies in the United States. The company has a network of 24 divisions and 15 subsidiaries operating metals service centers, with 80 processing and distribution facilities in 23 states, France and Korea. The company provides value added metals processing services and distributes a full line of more than 80,000 metal products, including alloy, aluminum, brass, copper, carbon, stainless and specialty steel products to more than 70,000 customers in a broad range of industries. Some of these metals service centers provide processing services for specialty metals only. In addition, one of the company's subsidiaries has two international locations, with a subsidiary operating a distribution center in Fuveau, France and a 66.5% ownership interest in a joint venture company operating a manufacturing facility in Seoul, Korea. The company also has a 50% ownership interest in American Steel

Ryerson Tull, Inc.

Ryerson Tull, Inc. is the sole stockholder of Joseph T. Ryerson & Son, Inc. and
J. M. Tull Metals Company, Inc. The company has a single business segment, which is comprised primarily of Ryerson and Tull, leading steel service, distribution and materials processing organizations. The company also owns certain joint venture interests, which are not material, in certain foreign operations. The company is a metals service center in the United States based on sales revenue. It has a current U.S. market share of approximately 11%. The company distributes and processes metals and other materials throughout the continental United States, and is among the largest purchasers of steel in the United States.

Steel Technolonies, Inc.

Steel Technologies, Inc. is an intermediate steel processor engaged in the business of processing flat-rolled steel to specified close tolerances in response to orders from industrial customers that require steel of precise thickness, width, temper, finish and shape for their manufacturing purposes. The processed steel is distributed from facilities located in Indiana, Kentucky, Maryland, Michigan, Missouri, North Carolina, Ohio and South Carolina in the United States and four facilities in Mexico. The company's principal processed products are cold-rolled strip and sheet, cold-rolled one-pass strip, high carbon and alloy strip and sheet, hot-rolled strip and sheet, high strength low alloy strip and sheet, hot-rolled pickle and oil and coated strip and sheet, pickling of hot-rolled black coils, blanking and cut-to-length processing of coil steel, and fabrication and welding of steel sheets and plates.

Worthington Industries. Inc.

Worthington Industries, Inc. is a diversified steel processor that focuses on steel processing and metals-related businesses. For the fiscal year ended May 31, 2001, Worthington's operations were conducted through three business segments: Processed Steel Products, Metal Framing and Pressure Cylinders. The Processed Steel Products segment includes The Worthington Steel Company and The Gerstenslager Company. The Metal Framing segment is made up of Dietrich Industries, Inc. and the Pressure Cylinders segment consists of Worthington Cylinder Corporation. In addition, the company holds an equity position in eight joint ventures.


Cronkire & Kissell





Guideline Public Companies - Income Statement

CASTLE (A M)& CO cas

                                   cas FISCAL YEAR END

INCOME STATEMENT  12MM      ($ MILLIONS)

 Jun0l    %    Dec00   %    Dec99   %    Dec98   %    Dec97  %     Dec96  %

Sales
$699.207 100 $744.509 100 $707.465 100 $792.846 100 $754.865 100 $672.617 100
 Cost of Goods Sold
 491.805  70  522.847  70  483.126  68  559.084  71  540.286  72  481.451  72

Gross Profit
 207.402  30  221.662  30  224.339  32  233.762  30  214.579  28  191.166  28
SGBtA
190.03 27  195.478  26  189.132  26  185.109  23  164.659  22  140.144  21
Operating Income Before Depr. & Amort.
  17.399   3   26.184   4   35.207   5   48.653   6   49.920   7   51.022   8
Depreciation & Amortization
   9.577   1    9.769   1    9.866   1    8.486   1    6.206   1    5.008   1
Interest Expense
  10.666   2   10.378   1   10.743   2    9.538   1    4.383   1    3.178   1
Operating Pretax Income
  (2.844)  0    6.037   1   14.598   2   30.629   4   39.331   5   42.836   6
Nonoperating Income/Expense
   0.000   0    0.100   0    0.100   0    0.100   0    0.200   0    0.300   0
Special Items
  (8.849) -1   (8.532) -1    0.000   0    0.000   0    0.000   0    0.000   0

Pretax Income
 (11.693) -2   (2.395)  0   14.698   2   30.729   4   39.531   5   43.136   6
Income Taxes
  (4.346) -1   (0.720)  0    5.984   1   12.207   2   15.686   2   17.032   3
Minority Interest
   0.000   0    0.000   0    0.000   0    0.000   0    0.000   0    0.000   0

Income Before Extra and Disc Op
  (7.347) -1   (1.675)  0    8.714   1   18.522   2   23.845   3   26.104   4
Extraordinary ltems
   0.000   0    0.000   0    0.000   0    0.000   0    0.000   0    0.000   0
Discontinued Operations
   0.000   0    0.000   0    0.000   0    0.000   0    0.000   0    0.000   0
Net Income
 ($7.347) -l  ($1.675)  0   $8.714   1  $18.522   2  $23.845   3  $26.104   4


 MONTH END INFORMATION
   Aug0l        Dec00        Dec99       Dec98        Dec97         Dec96


Price Per Share
  $11.59       $10.00       $11.75      $15.00        $22.88        $19.25

Common Shares Outstanding
   14.16        14.16        14.05       14.04         14.04         14.01
Common Stock Capitalization
 $164.126     $141.610     S165.064    $210.660      $321.188      $269.673
Outstanding Debt
 $169.224     $164.560     $126.540    $176.078       $93.423       $43.416
Outstanding Preferred Stock
   $0.000       $0.000       $0.000      $0.000        $0.000        $0.000
Total Capitalization
 $333.350     $306.170     $291.604    $386.738      $414.611      $313.089
 Beta
    0.22         0.40         0.62        0.43          0.54          0.40
 Debt %
   50.8%        53.7%        43.4%       45.5%         22.5%         13.9%


* All data obtained from Standard & Poor's Compustat database unless otherwise noted.



The Coeur d'Alenes Company
Exhibit 4

Guideline Public Companies - Balance Sheet

CASTLE (A M) & CO   cas        FISCAL YEAR END
BALANCE SHEET *   ($ MILLIONS)

 Jun01   %   Dec00  %   Dec99   %    Dec98   %    Dec97   %   Dec96   %

Cash & Equivalents
 $2.603  1  $2.079  1  $2.578  0.6  $2.954  0.6  $2.775  0.8 $1.805  0.7
Net Receivables
 88.113 22  95.752 23  83.352 20.2  85.688 18.6  88.478 24.1 68.791 26.3
Inventories
158.451 39 163.206 40 169.618 41.0 217.152 47.2 152.028 41.5 93.315 35.7
Other Current Assets
  1.843  1   1.426  0   0.000  O.O   0.000  O.O   0.000  O.0  0.000  0.0

Total Current Assets
251.010 62 262.463 63 255.548 61.8 305.794 66.5 243.281 66.4 163.911 62.7
Gross Plant Property t Equip
 NA      0 180.754 43 187.809 45.4 177.780 38.7 153.640 41.9 128.857 49.3
Accumulated Depreciation
 NA      0  89.646 21  90.732 22.0  83.158 18.1  76.230 20.8  66.140 25.3
Net Plant, Property & Equip
 90.966 22  91.108 22  97.077 23.5  94.622 20.6  77.410 21.1  62.717 24.0
Other Assets
 66.221 16  65.280 16  60.716 14.7  59.547 12.9  45.684 12.5  34.742 13.3

TOTAL ASSETS
408.197 100  418.851 100  413.341 100  459.963 100  366.375 100  261.370 100


Debt In Current Liabilities
33.425 1  $3.425  1  S3.915  0.9  S3.765  0.8  $2.688  0.7  S2.482  0.9
Accounts Payable
 72.678 18  84.734 20 102.976 24.9  98.835 21.5  98.813 27.0  63.860 24.4
Other Current Liabilities
18.682 5  18.984  5  22.106  5.3  21.981  4.8  22.010  6.0  17.560  6.7

Total Current Liabilities
 94.785 23 107.143 26 128.997 31.2 124.581 27.1 123.511 33.7  83.902 32.1
Long Term Debt
165.799 41 161.135 39 122.625 29.7 172.313 37.5  90.735 24.8  40.934 15.7
Other Liabilities
 21.891  5  21.332  5  19.908  4.8  19.057  4.1  15.420  4.2  14.608  5.6

TOTAL LIABILITIES
282.475 69 289.610 69 271.530 65.7 315.951 68.7 229.666 62.7 139.444 53.4

Preferred Stock
  0.000  0   0.000  0   0.000  0.0   0.000  0.0   0.000  0.0   0.000  0.0
Common Stock
 NA      0  27.625  7  27.625  6.7  27.465  6.0  27.293  7.4  26.681 10.2
Capital Surplus
 NA      0   0.000  0   0.000  0.0   0.000  0.0   0.000  0.0   0.000  0.0
Retained Earnings
 NA      0 105.775 25 119.720 29.0 121.948 26.5 114.794 31.3 100.381 38.4
Less: Treasury Stock
 NA      0   4.159  1   5.534  1.3   5.401  1.2   5.378  1.5   5.136  2.0


TOTAL EQUITY
125.722 31 129.241 31 141.811 34.3 144.012 31.3 136.709 37.3 121.926 46.6
TOTAL LIABILITIES & EQUITY
408.197 100  418.851 100  413.341 100  459.963 100  366.375 100  261.370 100


+ All data obtained from Standard & Poor's Canpurtat database unless otherwise noted.





The Coeur d'Alenes Company
Exhibit 4


Guideline Public Companies - Income Statement FRIEDMAN INDUSTRIES
                               frd FISCAL YEAR END

INCOME STATEMENT *    12MM     ($ MILLIONS)
   Jun0l %    Mar0l   %     Mar00  %     Mar99  %     Mar98  %    Mar97   %

Sales
116.007 100  120.396 100  120.268 100  124.720 100  148.841 100  119.921 100
Cost of Goods Sold
106.177 91.5 109.808 91.2 110.560 91.9 113.692 91.2 135.315 90.9 109.156  91
Gross Profit
  9.830  8.5  10.588  8.8   9.708  8.1  11.028  8.8  13.526  9.1  10.765  9
SG&A
  4.519  3.9   4.686  3.9   4.479  3.7   4.695  3.8   5.193  3.5   4.196  4
Operating Income Before Depr. t Amort.
  5.311  4.6   5.902  4.9   5.229  4.3   6.333  5.1   8.333  5.6   6.569  6
Depreciation & Amortization
  1.011  0.9   1.048  0.9   1.043  0.9   0.672  0.5   0.666  0.4   0.646  1
Interest Expense
  0.568  0.5   0.624  0.5   0.546  0.5   0.714  0.6   0.514  0.3   0.509  0

Operating Pretax Income
  3.732  3.2   4.230  3.5   3.640 3.0    4.947  4.0   7.153  4.8   5.414  5
Non-operating Income/Expense
  0.1S1  0.1   0.206  O.2   0.158 0.1    0.418  0.3   0.135  0.1   0.086  0
Special Items
  0.000  0.0   0.000  0.0   0.000 0.0    0.000  O.0   O.000  0.0   0.000  0


Pretax Income
  3.883  3.3   4.436  3.7   3.798 3.2    5.365  4.3   7.288  4.9   5.500  5
Income Taxes
  1.321  1.1   1.508  1.3   1.291 1.1    1.824  1.5   2.478  1.7   1.870  2
Minority Interest
  0.000  0.0   0.000  O.O   0.000 O.0    0.000  0.0   0.000  0.0   0.000  0
Income Before Extra and Disc Op
  2.562  2.2   2.928  2.4   2.507 2.1    3.541  2.8   4.810  3.Z   3.630  3
Extraordinary Items
  0.000  0.0   0.000  0.0   0.000 0.0    0.000  0.0   0.000  O.0   0.000  0
Discontinued Operations
  0.000  0.0   0.000  0.0   0.000 0.0    0.000  0.0   0.000  0.0   0.000  0
Net Income
 $2.562  2.2  $2.928  2.4  $2.507 2.1   $3.541  2.8  $4.810  3.2  $3.630  3




 MONTH END INFORMATION:
  Aug01       MarOl        MarOO          Mar99        Mar98          Mar97

Price Per Share
 $2.80        $2.76         $3.81         $3.51        $6.10          $4.73
Common Shares Outstanding
  7.57         7.57          7.55          7.53         7.52           7.49
Common Stock Capitalization
$21.193      $20.890       $28.752       $26.458      $45.847        $35.431
outstanding Debt
 $5.400       $5.600        $8.400        $7.200       $7.167         $5.400
outstanding Preferred Stock
 $0.000       $0.000        $0.000        $0.000       $0.000         S0.00
Total Capitalization
$26.593      $26.490       $37.152       $33.658      $53.014        $40.831
Beta
   0.98         1.00          0.98          1.07         0.57           0.52
Debt%
  20.3%        21.1%         22.6%         21.4%        13.5%          13.2%


 All data obtained from Standard & Poor's Compustat database unless otherwise noted.

The Coeur d'Alenes Company
Exhibit 4

Guideline Public Companies - Balance Sheet


FRIEDMAN INDUSTRIES   frd          FISCAL YEAR END

BALANCE  SHEET * ($ MILLIONS)

 Jun0l         Mar0l        Mar00         Mar99        Mar98        Mar97

Cash & Equivalents
 $0.321  0.7  $0.669  1.4  $0.444  1.0   $3.799  9.3  $1.362  3.0  $0.168  0
Net Receivables
  9.820 22.7  10.585 22.0  13.533 30.0    8.710 21.2  13.205 28.7  11.903 31
Inventories
 25.352 58.6  28.817 60.0  22.911 50.8   19.906 48.5  24.587 53.4  21.204 56
other Current Assets
  0.220  0.5   0.160  0.3   0.057  0.1    0.119  0.3   0.194  0.4   0.082  0

Total Current Assets
 35.713 82.5  40.231 83.8  36.945 81.9   32.534 79.3  39.348 85.5  33.357 88
Gross Plant, Property & Equip
 20.041 46.3  20.028 41.7  19.644 43.5   19.418 47.3  17.080 37.1  14.618 38
Accumulated Depreciation
 13.425 31.0  13.201 27.5  12.170 27.0   11.127 27.1  10.469 22.7   9.909 26
Net Plant, Property & Equip
  6.616 15.3   6.821 14.2   7.474 16.6    8.291 20.2   6.611 14.4   4.709 12
other Assets
  0.961  2.2   0.953  2.0   0,688  1.5    0.198  0.5   0.080  0.2   0.051  0

TOTAL ASSETS
$43.290 100. $48.011 100. $45.107 100.  $41.023 100 $46.039 100 $38.117 100


Debt In Current Liabilities
 $0.800  1.8  $0.800  1.7  $0.800  1.8   $0.800  2.0   $0.800  1.7 $0.800  2
Accounts Payable
  5.956 13.8  10.445 21.8   6.447 14.3    4.839 11.0   10.925 23.7  8.112 21
other Current Liabilities
  0.849  2.0   1.027  2.1   1.130  2.5    1.119  2.7    1.712  3.7  1.261  3

Total Current Liabilities
  7.605 17.6  12.272 25.6   8.377 18.6    6.758 16.5  13.437 29.2 10.173 27
Long Term Debt
  4.600 10.6   4.800 10.0   7.600 16.8    6.400 15.6   6.367 13.8  4.600 12
Other Liabilities
  0,570  1.3   0.561  1.2   0.507  1.1    0.442  1.1   0.502  1.1  0.562  2

TOTAL LIABILITIES
$12.775 30  $17.633 36.7 $16.484 36.5  $13.600 33.2 $20.306 44.1 $15.335 40

Preferred Stock
  0.000  0.0   0.000  0.0   0.000  0.0   0.000  0.0   0.000  0.0   0.000   0
Common Stock
  7.569 17.5   7.569 15.8   7.188 15.9   6.828 16.6   6.492 14.1   6.162  16
Capital Surplus
 27.703 64.0  27.704 57.7  26.879 59.6  25.725 62.7  23.680 51.4  22.377  59
Retained Earnings
 -4.757-11.0  -4.895-10.2  -5.444-12.1  -5.130-12.5  -4.439 -9.6  -5.757 -15
Less: Treasury Stock
  0.000  0.0   0.000  0.0   0.000  0.0    0.000  0.0   0.000 0.0   0.000  0

TOTAL EQUITY
$30.515 70.5 $30.378 63.3 $28.623 63.5  $27.423 66.8 $25.733 55.9 $22.782 60
TOTAL LIABILITIES 8r EQUITY
$43.290  100 $48.011  100 $45.107 100  $41.023 100  $46.039 100  $38.117 100


Al data obtained from Standard & Poor's Compustat database unless otherwise noted.


The Coeur d'Alenes Company
Exhibit 4

Guideline Public Companies - Income Statement

METALS USA INC mui

                                                mui FISCAL YEAR END
INCOME STATEMENT * 12MM  ($ MILLIONS)

 Jun0      %     Dec00    %     Dec99   %     Dec98  %   Dec97   %  Dec96 %

Sales, net
1,800.400 100 2,021.600 100 1,745.400 100 1,498.800 100 507.800 100   NA  NA
Cost of Goods Sold
1,754.300  97 1,924.400  95 1,608.200  92 1,383.000  92 476.600  94   NA  NA
Gross Profit
   46.100  2.6   97.200  4.8  137.200  7.9  115.800  7.7 31.200  6.1  NA  NA
SG&A
    0.000  0.0    0.000  0.0    0.000  0.0    0.000  0.0  0.000  0.0  NA  NA
Operating Income Before Depr. & Amort.
   46.100  2.6   97.200  4.8  137.200  7.9  115.800  7.7 31.200  6.1  NA  NA
Depreciation & Amortization
   27.100  1.5   25.800  1.3   21.200  1.2   16.400  1.1  5.100  1.0  NA  NA
Interest Expense
   53.800  3.0    0.500  2.5   40.000  2.3   30.900  2.1  5.000  1.0  NA  NA
Operating Pretax Income
  -34.800 -1.9   20.900  1.0   76.000  4.4   68.500  4.6 21.100  4.2  NA  NA
Non-operating Income (Expense)
    0.400  0.0    1.600  0.1    0.700  0.0    1.600  0.1  0.100  0.0  NA  NA
Special Items
    0.000  0.0    0.000  0.0   -9.400 -0.5   -2.600 -0.2 -6.000 -1.2  NA  NA
Pretax Income
  -34.400 -1.9   22.500  1.1   67.300  3.9   67.500  4.5  15.200 3.0  NA  NA

Income Taxes
  -10.200 -0.6   10.800  0.5   27.500  1.6   27.500  1.8   9.200 1.8  NA  NA
Minority Interest
    0.000  0.0    0.000  0.0    0.000  0.0    0.000  0.0   0.000 0.0  NA  NA
Income Before Extra and DisC OP
  -24.200 -1.3   11.700  0.6   39.800  2.3   40.000  2.7   6.000 1.2  NA  NA
Extraordinary Items
   -1.800 -0.1    0.000  0.0    0.000  0.0    0.000  0.0   0.000 0.0  NA  NA
Discontinued Operations
    0.000  0.0    0.000  0.0    0.000  0.0    0.000  0.0   0.000 0.0  NA  NA
Net income
 -$26.000 -1.4  $11.700  0.6  $39.800  2.3  $40.000  2.7  $6.000 1.2  NA  NA


MONTH END INFORMATION:
  Aug0l         Dec00         Dec99          Dec98          Dec97      Dec96

Price Per Share
    $2.O5         $2.81        $8.50          $9.75        $15.25       NA
Common Shares Outstanding
    36.51         36.51        38.06          38.16         31.46      3.77
Common Stock Capitalization
   $74.845      $102.684     $323.468       $372.021      $479.795      NA
Outstanding Debt
  $556.400      $493.000     5440.800       $506.600      $173.000      NA
Outstanding Preferred Stock
    $0.000        $0.000       $0.000          0.000        $0.000      NA
Total Capitalization
  $631.245      $595.684     $764.268       $878.621      $652.796      NA
Beta
      0.97          0.88         0.77            NA            NA       NA
Debt %
     88.1%         82.8%        57.7%         57.7%         26.5%       NA


All data obtained from Standard dr Poor's Compustat database unless othenaise noted.










The Coeur d'Alenes Company
Exhibit 4

Guideline Public Companies - Balance Sheet

METALS USA INC mui               FISCAL YEAR END

BALANCE  SHEET    ($ MILLIONS)

 Jun0l   %    Dec00   %    Dec99   %    Dec98    %    Dec97    %     Dec96    %

Cash & Equivalents
$11.300  1.0  $3.800  0.3  $4.700  0.4  $9.300  0.9  $7.300   1.6  $0.005  6
Net Receivables
225.400 19.7 120.800 10.9 128.900 12.3 189.800 18.6  91.400  19.6   0.000  0
Inventories
328.400 28.7 402.200 36.4 350.500 33.4 343.700 33.7 153.800  32.9   0.000  0
Other Current Assets
 22.300  1.9  20.600  1.9  21.800  2.1  16.200  1.6   5.400   l.2   0.000  0

Total Current Assets
587.400 51.4 547.400 49.5 505.900 48.2 559.000 54.8 257.900  55.2   0.005  6
 Gross Plant, Property & Equip
     NA  0.0 306.800 27.8 265,500 25.3 204.200 20.0 102.100  21.9   0.000  0
 less: Accumulated Depreciation
     NA  0.0  57.500  5.2  42.500  4.1  31.000  3.0  19.600   4.2   0.000  0
 Net Plant, Property L Equip
247.700 21.7 249.300 22.6 223.000 21.3 173.200 17.0  82.500  17.7   0.000  0
 Other Assets
308.500 27.0 308.100 27.9 320.400 30.5 287.300 28.2 126.600  27.1   0.083 94


TOTAL ASSETS
1.143.60 100 1,104.80 100 $1.049.30 100 1,019.50 100 467.00 100 0.088 100


 Debt In Current Liabilities
 $3.000  0.3  $3.100  0.3  $6.100  0.6  $4.000  0.4  $5.900   1.3  $0.000  0
Accounts Payable
156.000 13.6 157.900 14.3 145.500 13.9 107.500 10.5  50.900  10.9   0.000  0
Other Current Liabilities
 35.800  3.1  41.600  3.8  48.900  4.7  40.100  3.9  14.500   3.1   0.000  0

Total Current Liabilities
194.800 17.0 202.600 18.3 200.500 19.1 151.600 14.9  71.300  15.3   0.000  0
Long Term Debt
553.400 48.4 489.900 44.3 434.700 41.4 502.600 49.3 167.100  35.8   0.000  0
Other Liabilities
 39.100  3.4  37.200  3.4  34.700  3.3  23.700  2.3  11.500   2.5   0.049 56

TOTAL LIABILITIES
787.300 68.8 729.700 66.0 669.900 63.8 677.900 66.5 249.900  53.5   0.049 56

Preferred Stock
  0.000  0.0   0.000  0.0   0.000  0.0   0.000  O.O   0.000  0.0  0.000    0
Common Stock
  0.400  0.0   0.400  0.0   0.400  O.O   0.400  0.0   0.300  0.1  0.038   43
Additional Paid-In Capital
247.700 21.7 247.700 22.4 263.700 25.1 261.200 25.6 181.700 38.9  3.637 4133
Retained Earnings
108.200 9.5 127.000 11.5 119.800 11.4  80.000  7.8  35.100  7.5 -3.636-4132
less: Treasury Stock
  0.000  0.0   0.000  0.0   4.500  0.4   0.000  0.0   0.000  0.0   0.000   0

TOTAL EQUITY
356.300 31.2 375.100 34.0 379.400 36.2 341.600 33.5 217.100 46.5   0.039  44

TOTAL LIABILITIES & EQUITY
1,143.60 100 1,104.80 100 11,049.30 100 1,019.50 100 467.00 100 0.088 100


 All data obtained from Standard & Poor's Compustat database unless otherwise noted.


The Coeur d'Alenes Company Exhibit 4

Guideline Public Companies - Income Statement

OLYMPIC STEEL INC                            FISCAL YEAR END

INCOME STATEMENT* 12MM   ($ MILLIONS)

    Jun01   %    Dec00   %    Dec99   %    Dec98   %    Dec97   %    Dec96   %
Sales, net
 $462.537 100 $520.359 100 $524.794 100 $576.189 100 $608.076 100 $560.062 100
 Cost of Goods Sold
  364.424  79  411.624  79  401.028  76  455.544  79  483.071  79  436.553  78
Gross Profit
   98.113  21  108.735  20  123.766  24  120.645  21  125.005  21  123.509  22
 SG&A
   95.016  21   99.847  19  102.312  20   98.723  17   96.895  15   88.799  16
Operating Income Before Depr. & Amort
    3.097   1    8.888   2   21.454   4   21.922   4   28.110   5   34.710   6
 Depreciation & Amortization
    9.316   2    9.222   2    7.852   2    6.973   1    6.003   1    4.328   1
 Interest Expense
    5.196   1    6.258   1    4.464   1    4.938   1    4.328   1    4.393   1
Operating Pretax Income
 (11.415)  -3  (6.592)  -1    9.138   2   10.011   2   17.779   3   25.989   5
Nonoperating Income (Expense)
  (4.250)  -1  (5.149)  -1  (4.002)   1  (3.013)   1  (3.624)   1  (3.301)  -1
 Special Items
  (1.178)  -0  (1.178)  -0    0.000   0 (19.488)   3    0.000   0    0.000   0
Pretax Income
 (16.843)   4 (12.919)  -3    5.136   1 (12.490)  -2   14.155   2   22.688   4
 Income Taxes
  (5.695)  -1  (4.198)  -1    1.977   0  (4.059)  -1    5.308   1    8.569   2
 Minority Interest
    0.000   0    0.000   0    0.000   0    0.000   0    0.000   0    0.000   0
Income Before Extra and Disc Op
 (11.148)  -2  (8.721)  -2    3.159   1  (8.431)  -2    8.847   2   14.119   3
 Extraordinary Items
    0.000   0    0.000   0    0.000   0    0.000   0    0.000   0    0.000   0
 Discontinued Operations
    0.000   0    0.000   0    0.000   0    0.000   0    0.000   0    0.000   0
Net Income
($11.148)  -2 ($8.721)  -2   $3.159   1 ($8.431)  -2   $8.847   2  $14.119   3

 MONTH END INFORMATION:
    Aug01        Dec00        Dec99        Dec98        Dec97        Dec96
Price Per Share
    $3.98        $1.97        $4.75        $5.00       $15.56       $25.38
Common Shares Outstanding
     9.63         9.33        10.09        10.69        10.69        10.69
Common Stock Capitalization
  $38.331      $18.370      $47.932      $53.460     $166.389     $271.310
Outstanding Debt
 $107.539     $68.009      $93.426       $76.520     $79.924      $64.582
Outstanding Preferred Stock
  $0.0000      $0.000       $0.000        $0.000      $0.000       $0.000
Total Capitalization
 $145.870     $86.379     $141.358      $129.980    $246.313     $335.892
Beta
     0.24        0.30         0.51          0.75        0.08         0.71
Debt %
    73.7%       78.7%        66.1%         58.9%       32.4%        19.2%
* All data obtained from Standard & Poor's Compustat database unless otherwise noted.

The Coeur d'Alenes Company Exhibit 4

Guideline Public Companies - Balance Sheet

OLYMPIC STEEL INC                            FISCAL YEAR END

Balance SHEET *   ($ MILLIONS)

    Jun01   %    Dec00   %    Dec99   %    Dec98   %    Dec97   %    Dec96   %
 Cash & Equivalents
   $2.616   1   $1.449   1   $1.433   1   $1.825   1   $1.748   1   $2.018   1
 Net Receivables
   51.689  19    5.260   2    9.802   4    3.096   1    6.417   2    9.483   4
 Inventories
   80.869  30   89.404  40  119.585  45  121.407  47  132.230  50  138.238  57
 Other Current Assets
    8.658   3    7.724   3    6.693   3    5.752   2    1.780   1    2.516   1
Total Current Assets
143.832  54  103.837  46  137.513  51  132.080  52  142.175  53  152.255  63
 Gross Plant,Property & Equip
  160.553  60  158.843  70  156.849  59  144.762  57  124.292  47   93.954  39
 less: Accumulated Depreciation
   45.773  17   41.270  18   32.645  12   25.450  10   20.301   8   14.954   6
Net Plant,Property & Equip
  114.780  43  117.573  52  124.204  47  119.312  47  103.991  39   79.000  33
Other Assets
    7.310   3    3.519   2    5.290   2    4.716   2   19.368   7    9.875   4
TOTAL ASSETS
 $265.922 100 $224.929 100 $267.007 100 $256.108 100 $265.534 100 $241.130 100
 Debt In Current Liabilities
   $3.765   1   $6.061   2   $6.061   2   $4.888   2   $3.722   1   $1.869   1
 Accounts Payable
   20.014   7   18.398   8   20.671   8   28.911  11   24.266   9   25.267  11
 Other Current Liabilities
    8.584   3    8.213   4    9.516   4    9.426   4    9.138   3    9.131   4
Total Current Liabilities
   32.363  12   32.672  14   36.248  14   43.225  17   37.126  14   36.267  15
Long Term Debt
  103.774  39   61.948  28   87.365  33   71.632  28   76.202  29   62.713  26
Other Liabilities
    5.652   2    5.389   2    6.532   2    3.508   1    6.032   2    4.823   2
TOTAL LIABILITIES
 $141.789  53 $100.009  44 $170.145  49 $118.365  46 $119.360  45 $103.803  43
 Preferred Stock
    0.000   0    0.000   0    0.000   0    0.000   0    0.000   0    0.000   0
 Common Stock
   99.733  37   99.058  44  102.237  38  106.319  41  106.319  40  106.319  44
 Additional Paid-In Capital
    0.000   0    0.000   0    0.000   0.   0.000   0    0.000   0    0.000   0
 Retained Earnings
   24.400   9   25.862  11   34.583  13   31.424  12   39.855 150   31.008  12
Less: Treasury Stock
    0.000   0    0.000   0    0.000   0    0.000   0    0.000   0    0.000   0
TOTAL EQUITY
 $124.133  46 $124.920  56 $136.820  51 $137.743  53 %146.174  55  137.327  57
TOTAL LIABILITIES & EQUITY
$ 265.922 100 $224.929 100 $266.965 100 $256.108 100 $265.534 100 $241.130 100


* All data obtained from Standard & Poor's Compustat database unless otherwise noted.





The Coeur d'Alenes Company Exhibit 4

Guideline Public Companies - Income Statement

RELIANCE STEEL & ALUMINUM CO                  FISCAL YEAR END

INCOME STATEMENT* 12MM
(% MILLIONS)
    Jun0l   %    Dec00   %    Dec99   %    Dec98   %    Dec97   %    Dec96   %
Sales,net
1,699.807 100 1,726.665 100 1,511.065 100 1,352.807 100 961.518 100 653.975 100
 Cost of Goods Sold
1,231.154  72 1,256.997  73 1,097.437 73  1,024.214  76 737.500  77 492.199  75
Gross Profit
  468.654  28   469.668  27  413.628  27  328.593  24  224.018  23  161.776  25
 SG&A
  326.436  19   318.638  19  278.552  18  220.205  16  151.415  16  109.625  17
Operating Income Before Depr. & Amort.
  142.218   8   151.030   9  135.076   9  108.388   8   72.603   85  52.151   8
 Depreciation & Amortization
   29.713   2    28.092   2   25.598   2   19.446   1   13.165    1   8.464   1
 Interest Expense
   29.283   2    26.068   2   23.299   2   17.585   1   10.861    1   3.940   6
Operating Pretax Income
   83.222   5    96.870   6   86.179   6   71.357   5   48.577    5  39.747   6
 Nonoperating Income (Expense)
    4.277   0     5.717   0    7.890   1    8.915   1    8.401    1   8.285   1
 Special Items
    0.000   0     0.000   0    2.341   0    0.000   0    1.008    0   1.519   0
Pretax Income
   87.499   5   102.587   6   96.410   6   80.272   6   57.986    6  49.551   8
 IncomeTaxes
   33.837   2    40.268   2   38.800   3   32.597   2   23.810    3  19.761   3
 Minority Interest
    0.000   O     0.000   0    0.000   0    0.000   0    0.000    0   0.000   0
Income Before Extra and Disc Op
   53.662   3    62.319   4   57.610   4   47.675   4   34.176    4  29.790   5
 Extraordinary Items
    0.000   0     0.000   0    0.000   0    0.000   0    0.000    0   0.000   0
 Discontinued Operations
    0.000   0     0.000   0    0.000   0    0.000   0    0.000    0   0.000   0
Net Income
  $53.662   3   $62.319   4  $57.610   4  $47.675   4  $34.176    4 $29.790   5
MONTH END INFORMATION:
    Aug0l        Dec00        Dec99        Dec98        Dec97        Dec96

Price Per Share
   $27.00       $24.75       $23.44       $18.42       $19.83       $15.56
Common Shares Outstanding
    25.23        25.13        27.80        27.68        28.25        23.23
Common Stock Capitalization
 $681.183     $622.017     $651.516     $509.681     $560.222     $361.410
Outstanding Debt
 $460.450     $421.975     $318.200     $343.350     $143.450     $109.905
Outstanding Preferred Stock
   $0.000       $0.000       $0.000       $0.000       $0.000       $0.000
Total Capitalization
1,141.633    1,043.992     $969.716     $853.031     $703.672 $    471.315
Beta
     0.63         0.51         0.48         0.40         0.39         1.12
Debt %
    40.3%        40.4%        32.8%        40.3%        20.4%        23.3%

All data obtained from Standard Be Poor's Compustat database unless otherwise noted.


The Coeur d'Alenes Company Exhibit 4

Guideline Public Companies - Balance Sheet RELIANCE STEEL & ALUMINUM CO

                        FISCAL YEAR END BALANCE SHEET
($ MILLIONS)
    Jun01   %    Dec00    %    Dec99   %    Dec98   %    Dec97   %    Dec96   %
 Cash & Equivalents
  $12.585   1   $3.107    0   99.862   1   $6.496   1  934.047   6   $0.815   0
 Net Receivables
  197.630  19  193.106   19  167.674  19  156.150  19  117.733  20   73.092  19
 Inventories
  288.819  28  271.549   27  232.911  26  240.697  29  158.736  27  122.778  31
 Other Current Assets
   21.196   2   23.634    2   18.471   2   16.970   2   11.558   2   14.215   4
Total Current Assets
  520.230  50  491.396   49  428.918  48  420.313  50  322.074  55  210.900  54
 Gross Plant Property & Equip
  380.616  36  357.867   36  323.138  36  294.094  35  225.836  39  190.292  49
 less: Accumulated Depreciation
  127.868  12  112.516   11   95.756  11   81.013  10   64.872  11   56.678  15
Net Plant, Property & Equipment
  252.748  24  245.351   25  227.382  25  213.081  25  160.964  27  133.614  34
Other Assets
  278.759  27  260.496   26  243.705  27  208.001  25  100.828  17   46.662  12
TOTAL ASSETS
1,051.737 100  997.243  100  900.005 100  841.395 100  583.866 100  391.176 100
 Debt In Current Liabilities
  $10.250   1   $0.150    0   $0.150   0   $0.100   0   $0.100   0   $2.455   1
 Accounts Payable
   82.371   8   82.616    8  103.968  11   91.615  11   82.947  14   50.274  13
 Other Current Liabilities
   55.146   5   60.971    6   51.760   6   37.428   4   25.775   4   21.406   6
Total Current Liabilities
  147.767  14  143.737   14  155.878  17  129.143  15  108.822  19   74.135  19
Long Term Debt
  450.200 428  421.825   42  318.050  35  343.250  41  143.350  25  107.450  28
Other Liabilities
   28.642   2   28.642    3   25.749   3   23.200   3   18.530   3   16.949   4
TOTAL LIABILITIES
 $626.609  60 $594.204   60 $499.677  56 $495.593  59 $270.702  46  $198.534 50
 Preferred Stock
    0.000   0    0.000    0    0.000   0    0.000   O    0.000   0     0.000  0
 Common Stock
  140.783  13  139.231   14  153.120  17  151.903  18  154.761  26    61.131 15
 Additional Paid-In Capital
    0.000   0    0.000    O    0.000   0    0.000   0    0.000   O     0.000  0
 Retained Earnings
  284.345  27  263.808   26  247.208  27  193.899  23  158.403  27   131.511 34
 less: Treasury Stock
    0.000   0    0.000   0    0.000   0    0.000   O    0.000   0   0.000  0
TOTAL EQUITY
 $425.128  40 $403.039  40 $400.328  44 $345.802  41 $313.164  53 $192.642 49
TOTAL LIABILITIES & EQUITY
1,051.737 100  997.243 100  900.005 100  841.395 100  583.866 100 391.176 100


All data obtained from Standard & Poor's Compustat database unless otherwise noted.




The Coeur d'Alenes Company Exhibit 4

Guideline Public Compananies - Income Statement

RYERSON TULL INC                              FISCAL YEAR END

INCOME STATEMENT* 12MM
($MILLIONS)
    JunO1   %    Dec00   %    Dec99   %   Dec98   %   Dec97  %    Dec96   %
Sales, net
2,535.998 100 2,862.400 100 2,763.5 100 2,782.7 100 5,046.8 100 4,584.1 100
 Cost of Goods Sold
2,026.650  80 2,292.700  80 2,131.6  77 2,156.9  78 4,401.8  87 4,036.8  88
Gross Profit
509.348 20    569.700  20   631.9  23   625.8  23   645.0  13   547.3  12
 SG&A
  474.429  18   502.400  17   500.9  18   502.5  18   233.7   5   212.5   5
Operating Income Before Depr. & Amort.
   34.919   1    67.300   2   131.0   5   123.3   4   411.3   8   334.8   7
 Depreciation & Amonization
   31.298   1    31.800   1    32.1   1    33.2   1   157.9   3   147.0   3
 Interest Expense
   29.078   1    29.700   1    24.2   1    33.6   1    64.3   1    79.6   2
Operating Pretax Income
 (25.457)  -1     5.800   0    74.7   3    56.5   2   189.1   4   108.2   2
 Nonoperating Income (Expense)
  (0.914)   0     0.300   0     2.8   0    26.5   1    10.6   0     2.5   0
 Special Items
 (17.204)  -1  (39.600)  -1   (3.6)   0     0.0   0     8.3   0     5.1   0
Pretax Income
 (43.575)  -2  (33.500)  -1    73.9   3    83.0   3   208.0   4   115.8   3
 Income Taxes
 (17.478)  -1   (8.400)   0    34.8   1    30.6   1    80.3   2    43.8   1
 Minority Interest
    0.000   0     0.000   0     0.7   0     4.7   0     8.4   0     3.0   0
Income Before Extra and Disc Op
 (26.097)  -1  (25.100)   0    38.4   1    47.7   2   119.3   2    69.0   2
 Extraordinary Items
    0.000   0     0.000   0     0.0   0  (21.4)   0     0.0   0  (23.3)   0
 Discontinued Operations
  (4.800)   0   (4.800)   0    17.3   1   524.6  19     0.0   0     0.0   0
Net Income
($30.897)  -1 ($29.900)   1   $55.7   2  $550.9  20  $119.3   2   $45.7   1
MONIH END INFORMATION:
    Aug01        Dec00        Dec99        Dec98        Dec97        Dec96
Price Per Share
   $12.73        $8.25       $19.44       $16.88       $17.13       $20.00
Common Shares Outstanding
    24.78        24.77        24.77        21.76        49.00        48.91
Common Stock Capitalization
 $315.500     $204.386     $481.545     $367.149     $839.108     $978.160
Outstanding Debt
 $242.900     $340.200     $258.800     $257.000     $767.600     $792.800
outstanding Preferred Stock
  $ 0.100       $0.100       $0.100       $0.100       $3.100       $3.200
Total Capitalization
 $558.500     $544.685     $740.445     $624.249   $1,609.808   $1,774.160
Beta
     0.79         1.00         0.75         1.11         0.85         0.87
Debt %
   43.50%        62.5%       35.00%        41.2%        47.7%        44.7%

* All data obtained from Standard & Poor's Compustat database unless otherwise noted.



The Coeur d'Alenes Company
Exhibit 4



Guideline Public Companies - Balance Sheet RYERSON TULL INC
                       rt FISCAL YEAR END

BALANCE SHEET   ($ MILLIONS)
   JunOl   %   DecOO   %   Dec99   %   Dec98   %    Dec97    %    Dec96    %

Cash & Equivalents
 $176.200  14 $23.800  2  $39.500  3  $52.500  4   $97.000   3  $238.000   7
Net Receivables
   96.800  8  285.400 21  307.900 22  284.500 21   523.300  14   464.700  13
Inventories
  496.300  40 567.800 41  542.700 39  500.400 37   624.100  17   494.600  14
Other Current Assets
   0.600    0   0.000  O    0.000  O    5.600  0    30.700   1    30.500   1

Total Current Assets
  769.900  61 877.000 64  890.100 64  843.000 63 1,275.100  35 1,227.800  35

  Gross Plant, Property a Equip
  589.900  47 596.700 44    NA     0  583.800 43 4,549.000 125 4,435.400 125

  less: Accumulated Depreciation
  325.100  26 322.000 24    NA     0  290.200 22 2,907.200  80 2,798.400  79

Net Plant Property & Equip
  264.800  21 274.700 20  273.200 20  293.600 22 1,641.800  45 1,637.000  46
Other Assets
  218.300  17 220.400 16  223.900 16  207.300 15   729.600  2O   676.800  19


TOTAL ASSETS
1,253.0  100 1,372.1 100 1,387.2 100 1,343.9 100 3,646.500 100 3,541.600 100


 Debt In Current Liabilities
 $142.200  11 239.500 18    0.000  0   30.000  0    62.700   2    19.600   1
 Accounts Payable
  142.000  11 137.600 10  201.200 15  152.500 11   354.900  10   321.400   9
 Other Current Liabilities
   62.900   5  81.600  6   78.400  6  118.500  9   197.300   5   195.800   6

Total Current Liabilities
  347.100  28 458.700 33  279.600 20  271.000 20   614.900  17   536.800  15
Long Term Debt
  100.700   8 100.700  7  258.800 19  257.000 19   704.900  19   773.200  22
Other Liabilities
  150.100  12 151.000 11  151.000 11  252.300 19 1,398.500  38 1,410.500  40

TOTAL LIABILITIES
 $597.900  48 710.400 52 $689.400 50 $780.300 58 2,718.300 75 62,720.500  77

 Preferred Stock
    0.100   0   0.100  0    0.100  0    0.100  0     3.100  0      3.200   0
 Common Stock
   50.600   4  50.600  4   50.600  4   50.600  4    50.000  1     50.600   1
 Additional Paid-in Capital
  862.600  69 862.800 63  863.300 62  897.200 67   963.900 26    960.800  27
 Retained Earnings
  495.600  40 502.300 37  538.500 39  461.000 34   (48.900)-1   (149.300) -4
 less: Treasury Stock
  753.800  60 754.100 55  754.700 54  845.300 63    40.500  1     44.200   1


TOTAL EQUITY
 $655.100  52 661.700 48  697.800 50 $563.000 42  $928.200 26   $821.100  23

TOTAL LIABILITIES & EQUITY
1,253.0 100 31,372.1 100 1,387.20 100 31,343.0 100 3,646.5 100  93,541.6 100


+ All data obtained from Standard & Poor's Compustat database unless otherwise noted.





The Coeur d'Alenes Company
Exhibit 4


Guideline Public Companies - Income Statement

STEEL TECHNOLOGIES sttx
                                       FISCAL YEAR END

INCOME STATEMENT 12MM  ($ MILLIONS)
  Jun0l   %    Sep00   %    Sep99   %    Sep98    %  Sep97   %    Sep96   %

Sales, net
 438.080 100  461.297 100  411.389 100  383.907 100 345.624 100  294.161 100
  Cost of Goods Sold
 376.094  86  396.795  86  340.930  83  327.951  85 297.948  86  244.361  83

Gross Profit
  61.986  14   64.502  14   70.459  17   55.956  15  47.676  14   49.800  17
  SG&A
  28.598  65   28.251   6   26.108  63   22.144   6  19.989   6   18.811   6

Operating Income Before Depr. & Amort.
  33.388   8   36.251   8   44.351  11   33.812   9  27.687   8   30.989  11
  Depreciation & Amortization
  15.101   3   13.929  30   12.852   3   11.860   3  10.500   3    9.484   3
  Interest Expense
   7.146   2    7.524  16    7.523   2    6.407   2   5.875   2    5.130   2

Operating Pretax Income
  11.141   3   14.798  32   23.976   6   15.545   4  11.312   3   16.315   6
  Non operating Income (Expense)
   0.348   O    1.379   0    1.257   0    0.865   0   1.811   0    1.794   0
  Special Items
  (7.456) -2    0.000   0    0.000   0    0.000   0   0.000   0    0.000   0

Pretax Income
   4.033   1   16.177   4   25.233   6   16.410   4  13.123   4   18.169  63
  Income Taxes
   4.321   1    5.965   1    9.661   2    6.607   2   4.621   1    6.483   2
  Minority Interest
   0.000   0    0.000   0    0.000   0    0.000   0   0.000   0    0.000   0

Income Before Extra and Disc Op
  (0.288) -0   10.212   2   15.572   4    9.803   3   8.502   3   11.686  40
  Extraordinary Items
   0.000   0    0.000   0    0.000   0    0.000   0   0.000   0    0.000   0

  Discontinued Operations
   0.000   0    0.000   0    0.000   0    0.000   0   0.000   0    0.000   0


Net Income
 ($0.288)  0  $10.212   2  $15.572   4   $9.803   3  $8.502   3  $11.686   4


MONTH END INFORMATION:
   Aug0l       Sep00       Sep99        Sep98       Sep97         Sep96

Price Per Share
   $7.80       $6.31       $11.63       $7.25      $12.44         $12.50
Common Shares Outstanding
   10.23        8.89        10.26       11.16       11.99          11.96

Common Stock Capitalization
  $79.755     $56.118     $119.238     $80.917    $149.182       $149.525
Outstanding Debt
 $101.474     $121.642     $96.900     $97.402     $99.385        $67.645
Outstanding Preferred Stock
   $0.000       $0.000      $0.000      $0.000      $0.000         $0.000
Total Capitalization
 $181.229     $177.760    $216.138    $178.319    $248.567       $217.170

Beta
    0.30         0.60        0.47        0.52        0.26           0.30
Debt %
   56.0%        68.4%        44.8%      54.6%       40.0%          31.1%


 + All data obtained from Standard L Pool's Compustat database unless otherwise noted.



The Coeur d'Alenes Company
Exhibit 4


Guideline Public Companies - Balance Sheet

STEEL TECHNOLOGIES sttx

                       sttx FISCAL YEAR END

BALANCE SHEET ($ MILLIONS)
   JunOl   %    SepOO  %     Sep99  %   Sep98  %   Sep97  %     Sep96   %

  Cash & Equivalents
  $1.534   1   $4.469   1  $12.578   4   $4.778   2   $3.467   1   94.218   2
  Net Receivable
  65.802  23   67.039  21   54.389  19   47.907  18   43.110  17   39.732  18
  Inventories
  71.331  25   79.925  25   80.625  28   76.523  29   81.086  32   59.374  27
  Other Current Assets
   3.749   1    3.622   1    2.900   1    2.369   1    2.610   1    2.000   1

Total Current Assets
 142.416  49  155.055  49  150.492  52  131.577  49  130.273  51  105.324  49
  Gross Plant Property & Equip
     NA    0  200.441  64  179.948  62  168.006  63  153.200  60  137.973  64

  Less: Accumulated Depreciation
     NA    0   82.227  26   71.995  25   61.375  23   49.404  19   37.956  18

Net Plant Property & Equip
 114.646  39  118.214  38  107.953  37  106.631  40  103.796  40  100.017  46

Other Assets
  34.263  12   42.120  13   30.660  11   28.273  11   23.441   9   11.800   5

TOTAL ASSETS
$291.325 100 $315.389 100 $289.105 100 $266.481 100 $257.510 100 $217.141 100


 Debt In Current Liabilities
 $95.402  33   $6.248   2   $6.691   2   $9.102   3   $2.195   1   $0.385   0
 Accounts Payable
  41.390  14   44.645  14   44.649  15   35.925  14   32.605  13   34.528  16
 Other Current Liabilities
  10.147   4    6.734   2    9.734   3    6.231   2    5.156   2    5.146   2

Total Current Liabilities
 146.939  50   57.627  18   61.074  21   51.258  19   39.956  16   40.059  18
Long Term Debt
   6.072   2  115.394  37   90.209  31   88.300  33   97.190  38   67.260  31
Other Liabilities
  14.677   5   15.336   5   13.383   5   13.247   5   11.535   5    8.461   4

TOTAL LIABILITIES
$167.688  58 $188.357  60 $164.666  57 $152.805  57 $148.681  58  115.780   5

 Preferred Stock
   0.000   0    0.000   0    0.000   0    0.000   0    0.000   0    0.000   0
 Common Stock
  17.332   6   17.287   6   17.140   6   16.928   6   16.893   7   16.662   8
 Additional Paid-In Capital
   4.909   2    4.909   2    4.909   2    4.909   2    4.909   2    4.909   2
 Retained Earnings
 116.537  40  118.647  38  109.513  38   95.631  36   87.027  34   79.790  37
 less: Treasury Stock
  15.141   5   13.811   4    7.123   3    3.792   1    0.000   0    0.000   0

TOTAL EQUITY
$123.637  42 $127.032  40 $124.439  43 $113.676  42 $108.829  42 $101.361  46
TOTAL LIABILITIES & EQUITY
$291.325 100 $315.389 100 $289.305 100 $266.481 100 $257.510 100 $217.141 100


 All data obtained from Standard & Poor's Compustat database unless othenuise noted.

































Guideline Public Companies - Income Statement

WORTHINGTON INDUSTRIES

wor

                                                wor FISCAL YEAR END

INCOME STATEMENT' 12MM   ($ MILLIONS)
   MayOl   %    May00    %    May99    %   May98     %    May97   %     May96
%

Sales, net
1,826.099 100 1,962.606 100 1,763.072 100 1,624.449 100 1,911.72 100  1,478 100
Cost of Goods Sold
1.510.595 83  1.558.458  79 1,390.396  78  1,310.382 81 1,582.803 83  1,217  82
Gross Profit
  315.504 17    404.148  21   372,676  21    314.067 19   328.917 17 260.486 18
SG&A
  173.264  9     163.662  8   147.990   8    117.101  7   123.283  6   95.123 6
Operating Income Before Depr. 8r Amort.
  142.240  7     240.486 12   224.686  12    196.966 12   205.634 10  165.36 11
Depreciation & Amortization
   70.582  4      70.997  4    78.490   5     61.459  4    51.388  3   39.22  3
 Interest Expense(l)
   33.449  0      40.529  2    47.098   3     36.883  2    24.986  1   10.444 1
Operating Pretax Income
   38.209  4     128.960  7    99.098   6     98.624  6   129.260  6  115.706 8
Non-operating Income (Expense)
   24.273  1      30.235  2    33.653   2     32.018  2    21.272  1   32.097 2
 Special Items
   -6.474-0.4     -8.553-0.4    0.000   0     0.000   0     0.000  0    0.000 0
Pretax Income
   56.008  3     150.642  8   132.751   8   130.642   8   150.532  8  147.8  10
Income Taxes
   20.443  1      56.491  3    49.118   3    48.338   3    57.214  3   56.461 4
Minority Interest
    0.000  0       0.000  0     0.000   0     0.000   0     0.000  0    0.000 0
Income Before Extra and Disc Op
   35.565  3      94.151  5    83.633   4    82.304   5    93.318  5   91.342 6
Extraordinary Items
    0.000  0       0.000   0   -7.836 -0.4   18.771   1     0.000  0    0.000 0
Discontinued Operations
    0.000  0       0.000   O  -20.885 -l.2   17.337   1     0.000  0    0.000 0
Net Income
  $35.565  2     $94.151   5  $54.912   3  $118.412   7   $93.318  5  $91.342 6


 MONTH END INFORMATION:
   Aug01        May00         May99        May98          May97        May96

Price Per Share
   $14.00       $12.13       $12.81        $17.63       $318.50        $20.13
Common Shares Outstanding
    85.38        85.75        89.95         96.66         96.71         90.83
Common Stock Capitalization
1,195.250    1,039.779    1,152.472     1,703.580     1,789.153     1,827.954
Outstanding Debt

 $324.750     $525.072     $545.810      $577.695      $506.377      $300.217
Outstanding Preferred Stock
   $0.000       $0.000       $0.000        $0.000        $0.000        $0.000
Total Capitalization
1,520.000   $1,564.851   $1,698.282    $2,281.275    $2,295.530    $2,128.171
Beta
     0.56         0.66         0.74          0.75          0.84            NA
Debt %
    21.4%        33.6%        32.1%         25.3%         22.1%         14.1%


All data obtained from Standard & Poor's Compustat database unless otherwise noted. (1) FYE 5/31/01 Interest Expense was obtained from Form 10-K provided by Hoover's Online.

Exhibit 4
Guideline Public Companies - Balance Sheet
WORTHINGTON INDUSTRIES

wor

                       wor FISCAL YEAR END

BALANCE SHEET *  ($ MILLIONS)
    May0l   %   May00   %   May99   %   May98    %   May9     %     May96    %

 Cash & Equivalents
   $0.194   0  $0.538   0 $60.138   4   $3.788   O.2 $7.212  0.5   $19.029   2
Net Receivables
  169.330  12 301.175  18 281.706  17  315.584   17 266.836  17    224.956  18
Inventories
  227.506  15 291.204  17 257.010  15  288.911   15 296.888  19    208.025  17
Other Current Assets
   52.689   4  31.312   2  15.401   2   34.712    2  23.192   2     24.031   2

Total Current Assets
  449.719  31 624.229  37 624.255  37  642.995   35 594.128  38    476.041  39
Gross Plant, Property & Equip
       NA  0 1,180.622 71 1,131.761 67 1,315.668 71 1,036.621 64   793.274  65

 less. Accumulated Depreciation
       NA  0   318.110 19   260.414 15   382.510 21   345.594 22   280.938  23

Net Plant, Property & Equip
  836.749  57  862.512 52   871.347 52   933.158 51   691.027 44   512.336  42
Other Assets
  189.394  13  187.132 11   191.349 11   266.189 14   276.031 18   231.748  19


TOTAL ASSETS
1,475.862 100 1,673.873 100 1,686.951 100 1,842.342 100 1,561.186 100 1,220 100


 Debt In Current Liabilities
  $15.542  1   $162.882  10  $180.008  11  $138.080  8   $55.984  4  $1.475 0.1


Accounts Payable
  207.568 14    157.998   9   161.264   9   176.752  9   117.910  8   82.178  7
other Current Liabilities
   83.509  6    112.390   7    86.453   5    95.199  5    72.900  5   67.616  6

Total Current Liabilities
  306.619 21    433.270  26   427.725  25   410.031 22   246.794 16  151.269 12
Long Term Debt
  309.208  2    362.190  22   365.802  22   439.615 24   450.393 29  298.742 25
Other Liabilities
  210.370 14    205.059  12   203.775  12   212.423 12   148.481 10  130.574 11

TOTALLIABILITIES
 $826.197 56 $1,000.519  60  $997.302  59 $1,062.069 57 $845.668 54 $580.585 48

 Preferred Stock
    0.000  0      0.000   0     0.000   0      0.000  0    0.000  0    0.000  0
Common Stock
       NA  0      0.000   0     0.000   0      0.968  0    0.968  0    0.908  0
Additional Paid-In Capital
       NA  0    109.776   7   111.474   7    116.696  6  114.052  7  105.869  9


 Retained Earnings
       NA 0     563.578  34   578.175  34    662.609 36  600.498 38  532.763 44
  less: Treasury Stock
   0.000  0       0.000   0     0.000   0      0.000  0    0.000  0    0.000  0


TOTAL EQUITY
$649.665  44   $673.354 40   $689.649  41   $780.273 42 $715.518 46 $639.540 52
TOTAL LIABILITIES & EQUITY
1.475.862 100 1.673.873 100 1.686.951 100 1,842.342 100 1,561.186 100 1,220 100


 All data obtained from Standard & Poor's Compustat database unless otherwise noted.


The Coeur d'Alenes Company
Exhibit 4

Risk Analysis Ranking

           Size                    Size                    Liquidity
         (Assets)                 (Sales)            (Debt Free Current ratio)
Coeur d'Alenes Co    56.806 Coeur d'Alenes Co 312.804 WORTHINGTON IND     1.55
FRIEDMAN IND         43.290 FRIEDMAN IND      116.007 CASTLE(AM)&CO       2.75
OLYMPIC STEEL INC   265,922 STEEL TECHN       438.080 STEEL TECHN         2.76
STEEL TECHN         291,325 OLYMPIC STEEL     462.537 METALS USA INC      3.06
CASTLE(AM)&CO       408.197 CASTLE(AM)&CO     699.207 Coeur d'Alenes Co   3.23
RELIANCE S&ALUM   1,051.737 RELIANC S&ALUM  1,699.807 RYERSON TULL INC    3.76
METALS USA INC    1,143.600 METALS USA INC  1,800.400 RELIANCE S&ALUM     3.78
RYERSON TULL INC  1,253.000 WORTHINGTON TND 1,826.099 OLYMPIC STEEL INC   5.03
WORTHINGTON IND   1,475.862 RYERSON TULL IN  2535.998 FRIEDMAN IND        5.25
Comments: Smaller           Comments: Smaller         Com: Similar Liquidity

      Liquiditv                   Activitv                    Activity
 (Debt-Free WCI Revenue)     (Inventory Turnover)  (Average Collection Period)
WORTHINGTON IND        O.09 WORTHINGTON IND     54.97 RYERSON TULL INC   13.93
Coeur d'Alenes Co      0.17 METALS USA INC      68.33 FRIEDMAN IND       30.90
STEEL TECHN            0.21 STEEL TECHN         69.23 Coeur d'Alenes Co  33.55
METALS USA INC         0.22 Coeur d'Alenes Co   77.17 WORTHINGTON IND    33.85
RYERSON TULL INC       0.22 OLYMPIC STEEL INC   81.00 OLYMPIC STEEL INC  40.79
RELIANCE S&ALUM        0.23 RELIANCE S&ALUM     85.63 RELIANCE S&ALUM    42.44
CASTLE(AM)&CO          0.23 FRIEDMAN IND        87.15 METALS USA INC     45.70
OLYMPIC STEEL INC      0.25 RYERSON TULL INC    89.38 CASTLE(AM)&CO      46.00
FRIEDMAN IND           0.25 CASTLE(AM)&CO      117.60 STEEL TECHN        54.82
Comments: Less Liquid       Com: Similar Turnover     Com: Similar Collection

      Profitabilitv              Profitabilitv             Profitability
      (EBITDA/Sales)             (EBIT/Sales)          (Gross Profit Margin)
OLYMPIC STEEL INC     -0.2% OLYMPIC STEEL INC   -2.3% METALS USA INC      2.6%
RYERSON TULL INC       1.3% RYERSON TULL INC     0.1% FRIEDMAN IND        8.5%
CASTLE(AM)&CO          2.5% METALS USA INC       1.1% STEEL TECHN        14.1%
METALS USA INC         2.6% CASTLE(AM)&CO        1.1% WORTHINGTON IND    17.3%
Coeur d'Alenes Co      4.1% Coeur d'Alenes Co    1.8%/RYERSON TULL INC   20.1%
FRIEDMAN IND           4.7% FIEEDMAN IND         3.8% OLYMPIC STEEL INC  21.2%
STEEL TECHN            7.7% STEEL TECHN          4.3% RELIANCE S&ALUM    27.6%
RELIANCE S&ALUM        8.6% WORTHINGTON IND      5.3% Coeur d'Alenes Co  27.7%
WORTHINGTON IND        9.1% RELIANCE S&ALUM      6.9% CASTLE(AM)&CO      29.7%
Com: Similar Profitability  Com: Similar Profitability Com: More Profitable

        Leverage                   Growth                     Growth
 (Liabilities/Assets)          (Annual Revenue)          (Annual EBITDA)


FRIEDMAN IND           0.30 RYERSON TULL INC   -11.1% OLYMPIC STEEL INC -41.3%
RYERSON TULL INC       0.48 OLYMPIC STEEL INC   -1.8% RYERSON TULL INC  -33.1%
OLYMPIC STEEL INC      0.53 FRIEDMAN IND         0.1% CASTLE(AM)&CO     -15.4%
Coeur d'Alenes Co      0.54 Coeur d'Alenes Co    0.4% FRIEDMAN IND       -2.1%
WORTHINGTON IND        0.56 CASTLE(AM)&CO        2.6% Coeur d'Alenes Co  -1.6%
STEEL TECHN            0.58 WORTHINGTON IND      7.3% STEEL TECHN         3.5%
RELIANCE S&ALUM        0.60 STEEL TECHN         11.9% WORTHINGTON IND     8.2%
METALS USA INC         0.69 RELIANCE S&ALUM     27.5% RELIANCE S&ALUM    26.9%
CASTLE(AM)&CO          0.69 METALS USA INC      58.4% METALS USA INC     46.6%
Com: Similar Growth         Com: Similar Growth       Com: Similar Growth













The Coeur d'Alenes Company
Exhibit 4 (Cont.)

Guideline Public Companies - Ratio Analysis
                                         RELIANCE
                                         STEEL &
  CASTLE  FRIEDMAN METALS USA  OLYMPIC   ALUMINUM   RYERSON  STEEL WORTHINGTON
   CO   INDUSTRIES     INC    STEEL INC     CO     TULL INC  TECH   INDUSTRIES

SIZE:
Sales
 $699.207 $116.007 $1800.400  $462.537  $1699.807 $2535.998 $438.080 $1826.099
Cda Co Median/Actual /Adjusted
$1199.507  $12.804  $ 12.804
EBIIDA (1)
  $17.399   $5.462   $46.500  ($1.153)   $146.495   $34.005  $33.76   $166.513
Cda Co Median/Actual /Adjusted
  $33.871   $0.524    $0.524
EBIT(1)
   $7.822   $4.451   $19.400 ($10.469)   $116.782    $2.707 $18.635$    95.931
Cda Co Median/Actual /Adjusted
$  13.228   $0.225    $0.225
Total Assets
 $408.197  $43.290 $1143.600  $265.922  $1051.737 $1253.000 $291.325 $1475.862
Cda Co Median/Actual /Adjusted
$729.967  $6.806     $6.806

LIQUIDITY:
Debt-Free Current Ratio
    2.75    5.25       3.06       5.03       3.78      3.76     2.76      1.55
Cda Co Median/Actual /Adjusted
    3.41    3.23       3.23
Debt-Free Quick Ratio
    0.99    1.49       1.23       1.90       1.53      1.33      1.31     0.58
Cda Co Median/Actual /Adjusted
    1.32    1.18       1.18
Accounts Rec. Turnover (Days)
   46.00   30.90      45.70      40.79      42.44     13.93     54.82    33.85
Cda Co Median/Actual /Adjusted
   41.61   33.55      33.55
Accounts payable Turnover (Days)
   53.94   20.47      32.46      20.O5      24.42     25.57     40.17    50.15
Cda Co Median/Actual /Adjusted
   29.02   30.90      30.90
Inventory Turnover (Days)
  117.60   87.15      68.33      81.00      85.63     89.38     69.23    54.97
Cda Co Median/Actual /Adjusted
   83.31   77.17      77.17
Debt-Free Net Working Capital/Sales
   22.8%  24.91%      22.0%      24.9%      22.5%     22.3%     20.7%     8.7%
Cda Co Median/Actual /Adjusted
   22.4%  17.3%       17.3%
Interest Coverage Ratio (1)
    0.73   7.57        0.35      -1.20       3.&1      0.12      2.56     2.14
Cda Co Median/Actual /Adjusted
    1.44   0.84        0.84

FINANCIAL LEVERAGE:
Debt Market Value of Total Capital
   50.8%  20.3%        88.1%     73.7%      40.3%     43.5%     56.0%    21.4%
Cda Co Median/Actual /Adjusted
   47.1%     NA           NA
Total Liabilities/Total Assets
  69.20%  29.5%        68.8%     53.3%      59.6%     47.7%     57.64%   56.0%
Cda Co Median/Actual /Adjusted
   56.8%  54.2%        54.2%

ASSET UTILIZATION:
Sales/Receivables
    7.94  11.81         7.99      8.95       8.60     26.20       6.66   10.78
Cda Co Median/Actual /Adjusted
    8.77  10.88        10.88
Sales/Net Fixed Assets
    7.69  17.53         7.27      4.03       6.73      9.58       3.82    2.18
Cda Co Median/Actual /Adjusted
    7.00   3.61         3.61
Sales /Total Assets
    1.71   2.68         1.57      1.74       1.62      2.02       1.50    1.24
Cda Co Median/Actual /Adjusted
    1.66   1.88         1.88

MARGINS:
Gross Margin
   29.7%   8.5%         2.6%     21.2%      27.6%      20.1%     14.1%   17.3%
Cda Co Median/Actual /Adjusted
   18.7%  27.7%        27.7%
EBITDA (1)
   2.50%   4.7%         2.6%     -O.2%       8.6%       1.3%      7.7%    9.1%
Cda Co Median/Actual /Adjusted
    3.6%   4.1%         4.1%
EBTDA (1)
    1.0%   4.2%        -0.4%     -1.4%       6.9%       0.2%      6.1%    7.3%
Cda Co Median/Actual /Adjusted
    2.6%   2.0%         2.0%
EBIT (1)
    1.1%   3.8%        -2.3%      6.9%       0.1%       4.3%      5.3%    2.5%
Cda Co Median/Actual /Adjusted
    1.8%   1.8%         1.8%

REIURN ON INVESTMENT:
EBITA/Market Value of Total Capital (1)
    5.2%  20.5%         7.4%     -0.8%      12.8%       6.1%     18.6%   11.0%
Cda Co Median/Actual /Adjusted
    9.2%     NA           NA
EBIT/Market Value of Total Capital (1)
    2.3%  16.7%         3.1%     -7.2%      10.2%       0.5%     10.3%    6.3%
Cda Co Median/Actual /Adjusted
    4.7%     NA           NA
EBITDA (Book Equity + Debt) (1)
    5.9%  15.2%         5.1%     -0.5%      16.5%       3.8%     15.0%   17.1%
Cda Co Median/Actual /Adjusted
   10.4%   9.3%         9.3%
EBIT (Book Equity + Debt) (1)
    2.7%  12.4%         2.1%     -4.5%      13.2%       0.3%      8.3%    9.8%
Cda Co Median/Actual /Adjusted
    5.5%   4.0%         4.0%
EBITDA/TotalAssets
    4.3%  12.6%         4.1%     -0.4%      13.9%       2.7%     11.6%   11.3%
Cda Co Median/Actual /Adjusted
    7.8%   7.7%         7.7%
EBIT Total Assets
    1.9%  10.3%         1.7%     -3.9%      11.1%       0.2%      6.4%    6.5%
Cda Co Median/Actual /Adjusted
    4.2%   3.3%         3.3%

4 YEAR COMP(XMD ANNUAL GROWTH (2):
Sales
    2.6%   0.1%        58.4%     -1.8%      27.5%     -11.1%     11.9%    7.3%
Cda Co Median/Actual /Adjusted
    5.0%   0.4%         0.4%
EBITDA (1)
  -15.4%  -2.1%        46.6%    -41.3%      26.9%     -33.1%      3.5%    8.2%
Cda Co Median/Actual /Adjusted
    0.7%  -1.6%        -1.6%
EBIT(I)
  -22.7%   4.2%        40.7%       NMF      25.4%     -34.1%      0.4%    6.0%
Cda Co Median/Actual /Adjusted
    0.4%   6.5%         6.5%

Notes:
EBITDA = Earnings before interest taxes, depreciation and amortization.
EBIT = Earnings before interest and taxes.
Market Value of Total Capital = Market value of equity plus debt, capitalized lease obligations and preferred stock.
(I) Includes nonoperating income.
(2) 4-year compound annual growth or best available compound growth rates (e.g. 2-year or 3-year).
(3) Income margins have been adjusted (See Exhibit 2, Representative Earnings Analysis).


The Coeur d'Alenes Company
Exhibit 5

Guideline Public Companies Method

  CASTLE  FRIEDMAN METALS USA  OLYMPIC   ALUMINUM   RYERSON  STEEL WORTHINGTON
   CO   INDUSTRIES     INC    STEEL INC     CO     TULL INC  TECH   INDUSTRIES
F.M.V. OF:
Total Capital I Revenues (1)
   0.41    0.21        0.34      0.31      0.55      0.18     0.38     0.51
 Mean/Median
0.36 0.36
Total Capital/EBITDA (1)(2)
    NMF    4.48       13.25       NMF      6.40     11.64     4.90     5.54
 Mean/Median
   8.04    5.97
Total Capital (Book Equity + Debt) (1)
   0.96    0.68       0.68       0.61      1.06      0.52     0.73     0.95
 Mean/Median
0.77 0.71
Total Capital/Total Assets (1)
   0.70    0.57       0.54       0.53      0.89      0.37     0.57      062
 Mean/Median
   0.60    0.57

                                   INDICATED                   INDICATED
                The Coeur d'Alenes  VALUE OF                    VALUE
           SELECTED     Company       TOTAL        LESS          OF
           MULTIPLE   STATISTIC (5)   CAPITAL     DEBT (5)       EQUITY
F.UV. OF:
Total Capital/Revenues
              0.25 (3) $12,804,360  $3,201,090  ($2,511,142)     $689,948
Total Capital EBITDA
              6.00 (4)     524,480   3,146,880   (2.511.142)      635,738
Total Capital (Book Equity + Debt)
              0.55 (3)   5.626,223   3,094,423   (2,511,142)      583.281
Total Capital/Total Assets
              0.45 (3)   6,805,628   3.062,533   (2,511,142)      551.391

Fair Market Value of Equity, Minority Interest Basis              615.089
Add: Premium For Control @ 20.0% (6)                              123,018
Fair Market Value of Equity, Controlling Interest Basis
                                                         Rounded $740,000
Notes:
(1) The Coeur d'Alenes is considerably smaller and therefore considered a more risky investment than the guideline companies. As such we have reduced the market equity capitalization of the guideline companies as follows: Friedman and Olympic Steel by 10% Metals USA and Steel Technologies by 20%;
Castle (A M), Reliance Steel & Aluminum and Ryerson Tull by 30%; and Worthington by 50%.
(2) Includes nonoperating income.
(3) An appropriate multiple was derived by analyzing the relationship between earnings and multiples. See accompanying graphs.
(4) Approximately the median multiple of the guideline companies.
(5) See Exhibit 2, Historical Financial Statements.
(6) per analysis of premiums paid on recent transactions (see Exhibit 9).



The Coeur d'Alenes Company
Exhibit 6

Capitalization Of Debt-Free Cash Flow Method


Projected Revenues (1)                                            $12,672,397
Representative EBIT Margin @                       4.0% (2)           506,896
Less: Estimated Income Taxes @                    40.0% (3)          (202,758)
Representative Debt-Free Earnings                                     304,138
Less: Increase in Working Capital Requirement @   15.0% (4)           (73,110)
Representative Debt-Free Cash Flows                                   231,028
Divided by Capitalization Rate @                   7.0% (5)               7.0%
Indicated Value of Total Capital                                    3,300,394
Less: Outstanding Debt (2)                                         (2,511,142)
F.M.V. of Equity, Controlling Interest Basis                          789,252
                                                          Rounded    $790,000
Notes:
(1)   FY 2002 budgeted revenue provided by management.
(2)   Per Exhibit 2.
(3)   Assumed combined federal and state effective tax rate (C corporations).
(4) Per Exhibit 7. Also depreciation expense is assumed equal to required capital expenditures into perpetuity.
(5) Capitalization rate calculated as follows:
           Weighted average cost of capital               11.0% (6)
           Less: Projected inflation rate                  2.5%
           Less: Estimated real growth rate                1.5%

                                                           7.0%
Per Exhibit 8.















The Coeur d'Alenes Company
Exhibit 7

Debt-Free Working Capital Analysis

      LTM                         Fiscal Years Ended
   25-Aug-01   30-Sep-00   25-sep-99   26-Sep-98    27-Sep-97   28-Sep-96

Current Assets
  $3,214,788  $4,087,919  $3,602,037  $4,066,139   $3,743,166   $410,9348
Less: Cash
       7,149   (115,532)    (32,422)    (39,486)     (89,495)    (68,645)
Cash Free Current Assets
   3,221,937   3,972,387   3,569,615   4,026,653    3,653,671   4,040,703

Current Liabilites
   1,264,710   2,023,278   1,497,219   1,963,860    1,858,447   2,472,438
Less: Current Debt
   (269,305)   (829,623)   (659,794)   (977,540)    (937,319)   (939,298)
Debt-Free Current Liabilities
     995,405   1,193,655     837,425     986,320      921,128   1,533,140

Cash Free Debt-Free Working Capital
  $2,226,532  $2,778,732  $2,732,190  $3,040,333   $2,732,543  $2,507,563
Sales
 $12,804,360 $12,699,921 $12,247,613 $14,368,061  $12,858,765 $12,498,993
Cash Free Debt-Free Working Capital as a % of Sales
      17.39%      21.88%      22.31%      21.16%       21.25%      20.06%

Representative CFDF Working Capital as a % of Sales   15%

















The Coeur d'Alenes Company
Exhibit 8

Weighted Average Cost of Capital *


$ in millions    Book      Market
               Value of   Value of
               Debt to   Equity to    Effective     Levered       Unlevered
      MVIC      MVIC       MVIC       TaxRate        Beta           Beta
Guideline Companies

CASTLE(AM)&CO
    $333.350      50.8%     49.2%       37.2%         0.22          0.14 **
FRIEDMAN INDUSIRIES
    $26. 593      20.3%     79.7%       34.0%         0.98          0.84
METALS USA INC
    $631.245      88.1%     11.9%       29.7%         0.97          0.16 **
OLYMPIC STEEL INC
    $145,870      73.7%     26.3%       33.8%         0.24          0.08 **
RELIANCE STEEL & ALUMINUM CO
  $1,141.633      40.3%     59.7%       38.7%         0.63          0.45
RYERSON TULL INC
    $558.500      43.5%     56.5%       40.1%         0.79          0.54
STEEL TECHNOLOGIES
   $181.229       56.0%     44.0%      107.1%         0.30          0.33
WORTHIGTON INDUSTRIES
 $1,520.000       21.4%     78.6%       36.5%         0.56          0.48

Guideline Company Average
                  49.3%     50.7%       44.6%         0.59          0.53
Selected Data for Subject Company (a)
                  50.0%     50.0%       40.0%                       0.53

COST OF EQUITY:
   Relevered Beta Using Selected Data for Subject Company (a)       0.84
   multiplied by: Equity Risk Premium (b)                          7.76%
   Company Equity Risk Premium                                     6.55%
   add: Size Premium (c)                                           4.63%
   add: Risk-Free Rate (Return on Long-Term Treasury Notes) (d)    5.47%
   add: Specific Risk Factor (e)                                   1.00%

   AFTER-TAX COST OF EQUITY (Rounded)                             18.00%

COST OF DEBT:
   PRETAX COST OF DEBT (Rounded) (f)                               7.50%
   AFTER-TAX COST OF DEBT (Rounded)                                4.50%

WEIGHTED AVERAGE COST OF CAPITAL:
                        Type of                 After-Tax       Weighted
                        Financing  % of Total        Cost           Cost
                        Equity        50.0%        18.00%           9.0%
                        Debt          50.0%         4.50%           2.3%
                                     100.O%           --           11.3%

AFTER-TAX WEIGHTED AVERAGE COST OF CAPITAL (Rounded)               11.0%

Notes:
* Source of data: Standard & Poor's Compustat PC Plus database, unless otherwise noted.
** Excluded fiom the calculation of beta.
MVIC = Market Value of Investsted Capital.
a) The selected capital structure is based on the guideline companies' capital structures.
   For valuation purposes, a relevered beta of.84 was selected assuming the return on Company's common stock would be as risky as the industry.
b) Source: Ibbotson Associates, Stocks, Bonds Bills, and Inflation 2001 Yearbook - Table C-l, Page 244,
   Long-horizon Expected Equity Risk Premium - S&P 500 Market Benchmark
c) Source: Ibbotson Associates, Stocks, Bonds, Bills, and Inflation 2001. Yearbook - Table 6-5, Page 115,
   Size Premium (Return in Excess of CAPM) Estimation for 10th Decile of the NYSE/AMEX/NASDAQ.
d) Source: Federal Reserve Statistical Release. Represents the rate on long-term treasury securities (20-year) as of August 31, 2001.
e) Represents the additional risk associated with an investment in a very small company.
f) Source: Federal Reserve Statistical Release. Represents prime rate plus 100 basis points as of the valuation date.



The Coeur d'Alenes Company
Exhibit 9

Premium for Control /
Discount for Lack of Control


A control premium is defined as the additional consideration that an investor would pay over a marketable minority equity value in order to own a controlling interest in the common stock of a company. It is usually expressed as the percentage of the marketable minority price per share. The owner of a controlling block of stock will generally have the power to effect changes in
the business entity's legal agreements, control day-to-day    operations, set
long-term strategy, establish executive compensation, determine dividend distribution policy, or compel a sale or liquidation of the business entity. The marketplace recognizes that: (i) minority positions trade at prices that are discounted from their proportionate share Of the value of the underlying business entity; and (ii) premiums are paid to gain control of a business entity.

A measure of the difference in value between a controlling interest in a company and a minority interest can be found in successful public tender offers, where the Investor acquired a control position. We consulted Hodihan Lokey Howard & Zukin's Mergerstat Review 2000, an annual publication that provides comprehensive statistics on control premiums in over 50 industries. The premiums were based on stock acquisitions in which a premium was paid over the market price of the stockholder's equity. The premium calculations are based on the seller's closing market prices five business days before the initial announcement of transactions where a premium over market price was offered. The size of a premium is dependent on Several variables, including the buyer's desire or need to acquire the company in order to complement his present operations or to expand into new areas of operations; the relative attractiveness of the company from a financial and/or tax viewpoint; and the
size of the block of stock in relation to the total outstanding stock and   the
relative dispersion of the stock to be acquired.

Mergerstat Review 2000 reports that out of 723 transactions in which a premium was paid, the median premium paid over market price in 1999 was 34.6%. In 1998, 512 transactions were reported in which a premium was paid. The median premium paid over market price in 1998 was 30.1 percent. In 1997, 487 transactions were reported with the median premium paid over market price of27.5 percent. In 1996, 381 transactions were reported with the median premium paid over market price of 27.3 percent. In 1995, 324 transactions were reported with the median premium paid over market price of29.2%. In 1994, the median premium was 35.0% based on 260 transactions.

The above data suggests a range of control premiums from 27.3 percent to 35 percent. However, most of these transactions involve "strategic buyers" who pay higher premiums for particular businesses that offer benefits to the acquirer in the form of "synergies" The definition of "fair market value", upon which our conclusions are based, does not allow for the consideration of particular parties to a transaction, such as strategic buyers. Accordingly, the choice of an appropriate control premium for the Company must consider only what a financial investor would pay, and ignore any benefits that might accrue to an investor purely as a result of operational synergies.

Based upon our analysis of these data and consideration of relevant qualitative factors, we determined that an appropriate control premium for the Company's common stock should be at the lower end of the range of the control premiums. We therefore concluded a control premium of 20 percent. In order to determine the appropriate lack of control discount, we calculated the algebraic complement of the control premium (calculated as [control premium / 1 plus control premium]). Based on this calculation, the appropriate lack of control discount was determined to be 17 percent.


Cronkite & Kissell



The Coeur d'Alenes Company
Exhibit 10

Discount for Lack of Marketability


Lack of marketability discounts can be quantified by examining: (i) studies of transactions in the restricted stock of publicly traded companies; and (ii) studies of private transactions in the stock of companies which subsequently had initial public offerings.

Restricted Stock Shrdies

In its Revenue Ruling 77-287 ("77-287"), the Internal Revenue Service provides guidelines for the valuation of securities restricted under federal securities laws, focusing primarily on the issue of marketability discounts. The basis for Revenue Ruling 77-287 is the Institutional Investor Study Report (hereinafter referred to as the "SEC Study"), published by the Securities and Exchange Commission in 1971. The SEC Study empirically examined discounts in transactions involving securities that are restricted under Rule 144. Based on more than 300 transactions, the SEC Study found the following relationships:

                                                   Average
                                                Discount Range
By Sales (Dollars in Millions)
100+                                           10.1 - 20 percent
10 - 100                                       10.1 - 20 percent
5 - 20                                         30.1 - 40 percent
1 - 5                                          30.1 - 40 percent
0 - 1                                          40.1 - 50 percent


By Earnings (Dollars in Millions)
10+                                            10.1 - 20 percent
1 - 10                                         10.1 - 20 percent
0 - 1                                          20.1 - 30 percent

By Exchange
NYSE                                           10.1 - 20 percent
ASE                                            20.1 - 30 percent
OTC - Reporting                                20.1 - 30 percent
OTC - Nonreporting                             30.1 - 40 percent
Overall Mean Discount                          25.8 percent


As can be seen from the above chart, the magnitude of discount is:
Negatively correlated with the absolute dollar level of the subject company's revenues. Negatively correlated with the profit of the subject company.


The Coeur d'Alenes Company
Exhibit 10 (Cont.)


Numerous other empirical studies on marketability discounts for restricted stock have been conducted during the past 30 years. The following chart summarizes the results of the most commonly referenced studies.





               Lack of Marketability Discount Studies

                                                 Number of       Average
Year        study                                Transactions    Discount
1997        Columbia Financial Advisors              23            21%
1996        Management Planning, Inc.                53            27%
1995        Johnson                                  70            20%
1992        FMV Opinions, Inc.                     >100            23%
1988        Silber                                   69            34%
1983        Standard Research                        28            45%
1973        Moroney                                 146            36%
1973        Maher                                    34            36%
1972        Trout                                    60            34%
1971        Institutional Investor (SEC)            398            26%
1970        Geiman                                   89            33%


As can be seen from the above chart, prior to 1990, the discounts clustered around 35 percent. Since 1990, discounts for restricted stock have declined to the 20 to 25 percent range. This decline is the result of the SEC loosening its restrictions.

In 1990, the SEC eliminated the requirement that all restricted stock transactions had to be registered with the SEC. They issued Rule 144A, which allows qualified institutional investors to trade unregistered securities among themselves without filing registration statements. This created a liquid market for the unregistered securities and reduced the discounts observed in restricted stock transactions.

In 1997, the SEC reduced the required holding for securities restricted pursuant to Rule 144 from two years to one year. This also increases the liquidity of restricted securities and reduces the discount that investors require for holding restricted securities.

              Pre - IPO Studies

A second source of evidence which quantifies lack of marketability discounts is found in studies of initial public offerings ("IPO's"). These studies involve transactions in the stock of companies that were private at the time of the transaction, but subsequently had a successful offering of common stock.

In IPO studies, marketabitity discounts are determined as the difference between the IPO price and the price at which the company's stock traded in arm's length transactions prior to the IPO.


John Emery conducted a series of nine studies in which he examined closely-held stock transactions in the five month period preceding the company's IPO. As shown below, the Emery studies indicate that discounts for lack of marketability approximate 45 percent.


        Number of IPO   Number of
         Prospectuses   Qualifying        Discount         Discount
 Study    Reviewed      Transactions        Mean            Median

1997-00      92             53           54 percent       54 percent
1995-97     732             91               43               42
1994-95     318             46               45               45
1991-93     443             54               45               44
1990-92     266             35               42               40
1989-90     157             23               45               40
1987-89      98             27               45               45
1985-86     130             21               43               43
1980-81      97             13               60               66

                           173           47 percent       46 percent

SOURCE: John D. Emory, "The Value of Marketability as illustrated in Initial Public Offerings of Common Stock," Business Valuation Review

Willamette Management Associates conducted a study covering the years 1975 through 1993. Arm's length transactions occurring within a three yea; period prior to the IPO were examined. Adjustments were made for earnings levels and market conditions. The indicated discounts for lack of marketability from these studies were in the range of 40 percent to 50 percent.

The discounts from the above two studies may still understate true discounts for lack of marketability for minority shares of most privately held companies, because it is likely that the buyers and sellers in many cases anticipated the possibility of future liquidity through a public offering.

Summary of Empirical Studies

The analyses outlined above collectively involved hundreds of individual transactions, each with its own set of unique investment characteristics. The usefulness of these transactions is not to be found by searching for one or two "comparable transactions" to appropriate discount for the subject security, but rather by examining all the transactions in the aggregate. The restricted stock studies indicated an average discount for lack of marketability of 35 percent for those transactions before 1990 and discounts of20 to 25 percent since 1990. This difference appears reasonable given the SEC'S 1oosening of restrictions.


The IPO studies provided support for a higher discount of approximately 45 percent. This difference appears reasonable given that the securities in the restricted stock studies will have access to the public market at the end of the restriction period. Therefore, an appropriate discount for lack of marketability for an investor in closely-held stock would be approximately 45 percent. We can use the 45 percent indication as a benchmark to determine an appropriate discount for lack of marketability for a minority interest in the Company.

Factors Affecting Marketability

By using the above studies as a benchmark, and then reviewing the factors which affect the magnitude of the lack of marketability discount, we can determine the appropriate discount to apply to Coeur d'Alenes. There are several factors which affect the magnitude of the lack of marketability discount, including, but not limited to the following:

       a) Size of the company;
       b) Restrictive agreements;
       c) Payment of dividends;
       d) Prospects of future public offering (holding period);
       e) Size of interest and amount ofcontrol; and
       f) Financial strength of the company.

The larger the company, the less risky an investor perceives it to be. Coeur d'Alenes is similar in size to most of the companies in the above studies. Therefore, no adjustment was made.

The ownership and transferability of minority interests in Coeur d'Alenes are not restricted. This is similar to a minority holding in the companies from the above marketability studies; therefore, no adjustment was made.

Coeur d'Alenes has a history of not paying dividends. Although several of the companies in the above studies paid dividends, several did not. Therefore, no adjustment was made.

Coeur d'Alenes is a publicly-traded company albeit one that provides questionable liquidity to shareholders. The average discount indicated from the above restricted stock studies is lower than that of the above IPO studies indicating a reduction in discounts for those companies with nearer term prospects for liquidity. Based on the above factors, a below-average marketability discount was deemed appropriate.

All the minority interest holdings in the above marketability studies are small and have little control over company operations. Therefore, no adjustment was made.

Coeur d'Alenes is highly leveraged. This factor would indicate an above-average marketability discount.






Summary

Factors                                           Issue          Discount
Size of the company                               Similar        Similar
Restriction on Transfers                          Similar        Similar
Payment of Dividends                              Similar        Similar
Prospects of future public offering
 (holding: period)                                Greater        Lower
Size and interest of amount controlled            Similar        Similar
Financial strength of the company                 Lower          Greater

We have increased ("+") or decreased ("-") the benchmark discount of 45 percent for each of the above factors in order to determine an appropriate discount for lack of marketability for a minority interest in the Company, as follows:

                                                          Discount
   Benchmark Discount                                        45%
     Adjustments:
      Size of the company                                     O%
      Restrictive Agreements                                  O%
      Payment of Dividends                                    O%
      Prospects of future public offering (holding period)  -20%
      Size and interest of amount controlled                  O%
      Financial strength of the company                      +5%

      Indicated Discount for Lack of Marketability           30%


Concluded Discount for Lack of Marketability

Based on the above analysis, it is our opinion that a minority interest in Coeur d'Alenes warrants of discount of 30 percent.

It should be noted that the lack of marketability discount derived from the above studies does not contain elements of a discount for minority interest (lack of control) because it has been measured against the current fair market value of securities that are actively traded, which are typically minority transactions. Therefore, this lack of marketability discount is applied to the minority interest value of the equity.


Cronkire & Kissell